As filed with the Securities and Exchange Commission on ___________, 1999

                                          Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                         CADAPULT GRAPHIC SYSTEMS, INC.
             (Name of small business issuer in its charter)

         Delaware                  5045                  84-0475073
         --------           -----------------            ----------
  (State or jurisdiction    (Primary Standard         (I.R.S. Employer
     of incorporation   Industrial Classification      Identification
     or organization)         Code Number)                Number)

                               110 Commerce Drive
                          Allendale, New Jersey 07401
                                 (201) 236-1100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Michael W. Levin
                     Chief Executive Officer and President
                         Cadapult Graphic Systems, Inc.
                               110 Commerce Drive
                          Allendale, New Jersey 07401
                                 (201) 236-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                                Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                            New York New York 10016
                                 (212) 286-0747

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                              Proposed           Proposed
Title of each class           Dollar          Maximum            Maximum              Amount of
of securities                 Amount to be    Offering Price     Aggregate            Registration
to Be Registered              Registered      Per Unit(1)        Offering Price(1)    Fee
--------------------------------------------------------------------------------------------------
common stock, par value
  $.001 per share........     771,750         $2.32              $1,790,460           $497.75
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the Registration Fee. The fee is based upon the average of the bid and ask price for shares of common stock of the registrant, $2.375 and $2.25, respectively, reported on the OTC Bulletin Board on October 1, 1999.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               SUBJECT TO COMPLETION, DATED _______ __, 1999

                                   PROSPECTUS

                         Cadapult Graphic Systems, Inc.

                         771,750 Shares of common stock


      This prospectus relates to 771,750 shares of common stock, par value $.001 per share, of Cadapult Graphic Systems, Inc., a Delaware corporation, which may be offered and sold, from time to time, by certain stockholders of Cadapult. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

      The selling stockholders may from time to time sell their shares of common stock to or through one or more underwriters, directly to other purchasers or through agents, on the OTC Bulletin Board in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the then-prevailing market price or at negotiated prices.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "GRFX".

      See "Risk Factors" beginning on page 5 for a discussion of certain Factors that should be considered by prospective investors.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this Prospectus. Any representation to the contrary is a criminal offense.

      We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information.

      The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this Prospectus is _______ __, 1999.

                              TABLE OF CONTENTS

                                                                        Page

Prospectus Summary                                                        3
Risk Factors                                                              5
Use of Proceeds                                                          13
Management's Discussion and Analysis of Financial Conditions
   and Results of Operations                                             13
About Us                                                                 19
Our Management                                                           30
Executive Compensation                                                   32
Ownership of Securities                                                  39
Certain Relationships and Related Transactions                           40
Selling Stockholders                                                     41
Plan of Distribution                                                     48
Our Common Stock                                                         49
Legal Matters                                                            51
Experts                                                                  52
Indemnification                                                          52
Where You Can Find More Information                                      52
Index to Financial Statements                                            53

                           PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes thereto appearing in the financial statements.

OUR BUSINESS

      We provide computer graphics systems, peripherals, supplies and service to visual communicators and graphics professionals. We operate through three business units: Reseller Operations, eCadapult and Media Sciences. We are a leading supplier of computer graphics solutions in the Northeast United States.

      Under our Reseller Operations, we are a systems integrator, value added dealer or value added reseller of computer graphics equipment and supplies. Our products include animation and design software and workstations, publishing software and workstations, file servers, networks, color scanners and color printers and copiers. Our markets include advertising and marketing companies, printers, quick print shops, service bureaus, animators, industrial designers as well as the broad corporate market for color printers.

      We have expanded our business operations through eCadapult, a recently established division of our company, which provides value added services to the creative graphics community over the Internet. In June 1999, we launched SamplePrint.com, a one-stop evaluation resource for buyers of color printing technology. We intend to offer two new e-commerce services in fall 1999, Cadapult Storefront and GraphicSmart.com, through which customers can purchase supplies and products from us directly over the Internet.

      In August 1999, we formed Media Sciences, Inc., a wholly owned New Jersey subsidiary, for the purpose of acquiring companies and assets.
Media Sciences has an agreement to acquire and operate the assets of ultraHue, Inc. ultraHue manufactures color solid ink and remanufactures and refills color toner cartridges, all for use in Tektronix color printers. ultraHue distributes these products and transparency media, also for use in Tektronix color printers, to dealers and distributors internationally. Media Sciences intends to manufacture and distribute, internationally, these digital color printer supplies. We intend to grow this business through expansion of the product line, additional marketing, expansion of the existing channel and distribution agreements and potentially through joint ventures. The acquisition of ultraHue may be completed in December 1999, if our present efforts are successful to secure the funding to complete the transaction. In the event that we are unable to obtain such financing by December 7, 1999, either party shall have the option to terminate the asset purchase agreement.

      Our strategy for long-term growth is to continue to acquire other computer graphics dealers and service providers. Our growth strategy involves integrating acquired businesses, increasing overall efficiency, providing a high degree of customer service, and improving and expanding services.

THE OFFERING

Total shares outstanding            3,137,460 shares of common stock

common stock offered for resale
     to the public                  771,750 shares of common stock

Price per share to the public       Market price at the time of resale

Proceeds from offering              We will not receive any of the
                                    proceeds from the sale of the shares
                                    of common stock offered by the
                                    selling stockholders.

Risk Factors                        The shares of common stock offered by
                                    the selling stockholders are highly
                                    speculative, involve a high degree of
                                    risk and should not be purchased by
                                    an investor who cannot afford the
                                    loss of his or her entire investment.
                                    See "Risk Factors" beginning on page 5.

Trading Symbol for common stock     GRFX

                                 RISK FACTORS

      This prospectus contains forward-looking information. Generally, the words "anticipates," "expects," "believes," "intends," "could," "may," and similar expressions identify forward looking statements. Forward-looking statements involve risks and uncertainties, including those described under "Risk Factors" in this prospectus. We caution you that while we believe any forward-looking statement are reasonable and made in good faith, expectations almost always vary from actual results, and the differences between our expectations and actual results may be significant.

      You should carefully consider the risks described below before making an investment. Although the factors identified below are important factors, those are not the only ones facing us. If any of the following risks actually occur, our actual results could differ significantly, and the trading price of our common stock could decline, and you may lose all or part of your investment.

WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE

      We may incur operating losses and net losses for the near term as we incur additional costs associated with the development of our Internet-based services, acquisition of related businesses, entry into new markets, and the expansion of our administrative, operational, marketing and sales organizations. We operated at a loss for our fiscal year ended April 30, 1998. We generated gross sales of $10,227,628 for the one year period ended June 30, 1999, representing an increase of 44% over the one year period ended April 30, 1998 (in 1999, we changed our fiscal year end to June 30). For the one year period ended June 30, 1999, we incurred a net loss of $444,374 or $0.16 per share as compared to a net loss of $219,242 or $0.14 per share, for the one year period ended April 30, 1998. We expect our expenses to increase as we expand our business. We cannot assure you that our revenues will increase as a result of our increased spending. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable, we may be unable to sustain our profitability.

WE NEED TO OBTAIN THE CAPITAL NECESSARY TO FUND OUR PROPOSED OPERATIONS.

      Our capital resources are not substantial in relationship to other companies in the industry. In October 1999, we commenced a private placement offering of our securities to obtain $5,000,000 to fund our No-Cap Color program and to fund the acquisition of the printer ink business of ultraHue, Inc. The obligation of Cadapult to purchase the assets of ultraHue is contingent upon Cadapult obtaining financing of not less than $3,000,000 to fund the purchase. In the event that we are unable to obtain such financing by December 7, 1999, either party shall have the option to terminate the asset purchase agreement. If we do not obtain enough funds from the private placement, or other sources, we will not be able to enter the printer ink supply business or to make our No-Cap Color program widely available. Any financing that we obtain may have a dilutive effect on stockholders and increase our indebtedness.

WE HAVE A CREDIT LINE WITH SUMMIT COMMERCIAL WHO HOLDS A SECURITY INTEREST ON MOST OF OUR ASSETS.

      We have a $6,000,000 revolving line of credit with Summit Commercial/Gibraltar. Michael W. Levin, Cadapult's President and principal stockholder, has personally guaranteed up to $500,000 of our indebtedness under the revolving line of credit. He has no obligation to furnish his guaranty in connection with any extension of such line of credit or any future financing needs of Cadapult. We may not be able to repay our outstanding indebtedness under the credit line. If we do not have sufficient cash flow to repay the credit or cannot refinance the obligation, we will not be able to implement our business plan, which would have a material adverse affect on our future viability. Substantially all of our assets are subject to security interests held by Summit Commercial/Gibraltar and a major supplier. Unless the security interests are released, assets will not be available to us to secure future indebtedness, which may adversely affect our ability to borrow in the future. In the event of default under our obligations, either of the secured creditors may foreclose on our assets.

WE MAY NOT BE ABLE TO RETAIN THE KEY PERSONNEL WE NEED TO SUCCEED.

      We are highly dependent on our present management to implement our business strategies. As we continue to grow and acquire the assets of other companies, we will need to add to our management structure. Michael W. Levin founded our predecessor, Cadapult Graphic Systems Inc. as a New Jersey corporation in 1987 and served as its President and Chairman of the Board of Directors from inception until we acquired that company in 1998. He now is the Chief Executive Officer, President and Chairman of the Board of Directors of our company. He and the present management have developed our growth strategies, and we need them to implement our plans. We will need more personnel in management, technical, sales and marketing, and customer support positions as our operations increase. Competition for qualified employees is intense. Consequently, we may not be successful in attracting, training and retaining the people we need.

OUR BUSINESS IS DEPENDENT ON VENDORS AND SUPPLIERS.

      We are a value added dealer or value added reseller of computer graphics equipment and supplies. We depend on contracts with vendors and suppliers of computer graphics equipment and supplies. The loss of a contract with Silicon Graphics, Inc. and Mita Corporation would have a significant impact on our business operations.

WE COMMENCED A LAWSUIT AGAINST TEKTRONIX, INC. AND MAY INCUR SUBSTANTIAL COSTS AS A RESULT OF THIS LITIGATION.

      In August 1999, we began an action against Tektronix, Inc. before the United States District Court for the District of New Jersey, seeking certain injunctive relief and an indeterminate amount of damages because Tektronix terminated that part of our agreement with Tektronix that is our Tektronix

Premier Plus Reseller franchise. In the lawsuit, we alleged that Tektronix violated the New Jersey Franchise Practices Act, the New Jersey Antitrust Act, federal acts prohibiting restraints of trade, breach of contract and unfair competition, among other claims. We derived 45% of our fiscal year 1999 revenues from sales and services of Tektronix products, including revenues from the Tektronix Premier Plus Reseller franchise. The lawsuit has only recently commenced and may not be resolved in the near future. The loss of all or a part of this lawsuit could have a material adverse affect on our business operations.

WE OPERATE IN VERY COMPETITIVE MARKETS

      We face intense competition in all of our businesses. We have numerous competitors, including some large corporations and smaller specialized businesses. In reseller operations, our primary competitors include Professional Graphics Systems and Services and Charrette. In the color printer supply business, our primary competitors include Tektronix, Inc., Hewlett-Packard, QMS and Lexmark.

      Because we are significantly smaller than our national competitors, we may lack the financial resources needed to capture increased market share. Many of our existing competitors and potential new competitors have:

           - longer operating histories;
           - greater name recognition;
           - larger customer bases;
           - more and larger facilities; and
           - significantly greater financial, technical and marketing resources.

      If we compete with them for the same geographical markets, their financial strength could prevent us from capturing those markets. Because of their resources, our competitors may respond more quickly than we can to new or emerging technologies with new offerings. They may also devote greater resources than we can to the development, promotion and sale of their products and services. They may develop Internet products and services that are superior to or have greater market acceptance than ours. Our competitors may also conduct more extensive research and development, run more marketing campaigns, adopt more aggressive pricing policies and provide more attractive services to our customers than we do.

WE MAY MAKE INVESTMENTS OR ACQUISITIONS THAT ARE NOT SUCCESSFUL.

      We may make investments in or acquire complementary businesses, products, services or technologies, but we have limited experience in these activities. If we seek to make investments or acquisitions, we will be subject to the following risks:

      - We may not be able to identify suitable investment or acquisition candidates.

      - If the purchase price for an acquisition consists of cash, we may need to use all or a portion of our available cash.
      - If we do identify suitable candidates, we may not be able to make investments or acquisitions on commercially acceptable terms.
      - Acquisitions may cause a disruption in our ongoing business, distract our management and other resources and make it difficult to maintain our standards, controls and procedures.
      - We may not be able to successfully integrate the services, products and personnel of any acquired business into our operations.
      - We may not be able to retain key employees of the acquired companies or maintain good relations with its customers or suppliers.
      - We may be required to incur additional debt.
      - We may be required to issue equity securities, which may be dilutive to existing shareholders, to pay for acquisitions.
      - We may have to incur significant accounting charges, such as for goodwill or for acquired in-process research and development, which may adversely affect our results of operations.

      Our growth plans depend, in part, upon the ability to acquire other businesses. We have an agreement with ultraHue, Inc. to purchase certain of their assets, which agreement may be completed in December 1999, if our present efforts are successful to secure the financing to complete the acquisition. In the event that we are unable to obtain such financing by December 7, 1999, either party shall have the option to terminate the asset purchase agreement. If we cannot acquire ultraHue or the businesses of other companies, our growth plans will suffer, and our operations will be adversely affected.

BECAUSE WE ARE DEPENDENT ON COMPUTER SYSTEMS, A SYSTEMS FAILURE OR SECURITY FAILURE COULD CAUSE A SIGNIFICANT DISRUPTION TO OUR BUSINESS.

     Our eCadapult division depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. Our infrastructure may be vulnerable to physical or electronic break-ins, viruses or similar problems. Our business, financial condition and results of operations could be materially and adversely affected by any damage or failure that interrupts or delays our operations.

OUR BUSINESS IS DEPENDENT ON THE CONTINUED GROWTH IN USE AND IMPROVEMENT OF THE INTERNET.

     Our eCadapult products and services are targeted toward Internet users. The Internet is subject to a high level of uncertainty and is characterized by rapidly changing technology, evolving industry standards, and frequent new product and service introductions. Issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use. Despite growing interest in the many commercial uses of the Internet, many businesses do not use Internet-based products and services for a number of reasons, including:

            - inadequate protection of the confidentiality of stored data and information moving across the Internet;

            - inconsistent quality of service;
            - inability to integrate business applications on the Internet;
              and
            - lack of availability of cost-effective, high-speed products and services.

      If Internet usage does not grow or if customers do not use our Internet-based services at the rates which we presently anticipate, our business, financial condition and results of operations will be materially and adversely affected.

OUR SUCCESS DEPENDS ON KEEPING UP WITH RAPID TECHNOLOGICAL CHANGES IN OUR
MARKETS.

      The market for Internet products and services has only recently begun to develop and is rapidly evolving. Significant technological changes could render our existing Internet-based products and services out of date. Although we are not aware of any immediate technological change, we need to adapt to changing markets by continually improving the responsiveness, functionality and features of our products and services to meet our customer's needs and be successful. If we cannot respond to technological advances and conform to emerging industry standards in cost-effective and timely ways, we will not be competitive and our business, financial condition and results of operations will be materially and adversely affected.

CHANGES IN GOVERNMENT REGULATION OF THE INTERNET COULD ADVERSELY AFFECT OUR BUSINESS.

     There is an increasing number of laws and regulations governing the Internet. These laws and regulations relate to liability for information received from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services. Whether existing laws governing property ownership, copyrights, encryption and other intellectual property laws, taxation, libel, export or import matters, obscenity and personal privacy apply to the Internet is uncertain. We cannot predict the impact that future regulation or regulatory changes may have on our business.

WE MAY BE LIABLE FOR THE MATERIAL OUR CUSTOMERS DISTRIBUTE OVER THE INTERNET.

      The law relating to the liability of online service providers, private network operators and Internet service providers for information carried on or disseminated through their networks is currently unsettled. We may become subject to legal claims relating to the content in the web sites we host. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. If we have to take costly measures to reduce our exposure to these risks, or are required to defend ourselves against such claims, our business, financial condition and results of operations may be materially and adversely affected.

OUR MANAGEMENT CONTROLS OUR COMPANY.

      Prior to this offering, our officers and directors beneficially own about 55% of our outstanding shares of common stock. This figure includes 111,229 exercisable options to purchase shares of common stock and excludes 700,000 performance based options granted to management that are not presently exercisable. Our Certificate of Incorporation does not provide for cumulative voting. Our officers and directors are in a position to elect all of Cadapult's directors, appoint its officers, and control Cadapult's affairs and operations.

FUTURE SALES OF OUR COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD HAVE ADVERSE EFFECTS.

      We have outstanding 3,137,460 shares of common stock. This number excludes 239,040 shares held in escrow for possible future issuance. This number also excludes the shares of common stock that may be issued upon the exercise of 1,115,393 options and warrants outstanding, of which 292,443 options and warrants are presently exercisable. On June 18, 1999, up to 1,707,000 shares of common stock held by affiliates of Cadapult, including our executive officers and directors, became eligible for sale under Rule 144, subject to volume limitations. As of August 14, 1999, an additional 524,000 shares of common stock, sold in a private placement conducted in 1998, became eligible for sale under Rule 144. As of October 13, 1999, about 580,517 shares of common stock were eligible for trading over the open market, and about 2,487,790 of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. 771,750 of the restricted shares may be sold pursuant to this prospectus. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

OUR COMMON STOCK DOES NOT TRADE ACTIVELY AND MAY BE SUBJECT TO GREAT PRICE VOLATILITY.

     There is a very limited market for our common stock. Because of our new services which may generate substantial revenues and increased dilution caused by our private placement and incentive based options granted to our employees, we expect to encounter substantially more activity in trading in our common stock and expect the market price of our common stock to be highly volatile in the future.

WE INTEND TO ISSUE PREFERRED STOCK WHICH MAY ALTER THE RIGHTS OF, AND DILUTE, COMMON STOCK HOLDERS.

      We amended our Certificate of Incorporation to authorize a class of 5,000,000 shares of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Cadapult.
The Board of Directors has filed a certificate of designation to create a series of 1,000,000 shares of series A preferred stock. We may issue more shares of preferred stock in the future which may have different designations, rights and preferences. In October 1999, we commenced a private placement to get capital of $5,000,000 through the sale of series A preferred stock and warrants to purchase common stock. The preferred stock bears a fixed 11.5% dividend per year, and it is convertible into shares of common stock initially at $3.25 per share, adjusted after 2 years to 75% of the common stock's market price, and adjusted after 4 years to 75% of the common stock' s market price, but in no case adjusted to less than $2.00 per share. Each warrant is exercisable for 5 years at $4.50 per share into one share of common stock. We are required to register the shares of common stock into which the preferred stock would be convertible and the warrants would be exercisable within 90 days following the completion of the private placement. The more capital we raise from our private placement, the more a common stock holder will be diluted.

YOU WILL NOT EARN DIVIDENDS ON THE COMMON STOCK.

      We have not paid any cash dividends on our common stock and do not expect to declare or pay any cash dividends in the near future. After paying our preferred stockholders dividends, we intend to retain any future earnings for use in our business.

YEAR 2000 ISSUES MAY AFFECT US.

      We have completed a review of our internal programs and determined that there are no significant Year 2000 issues within our internal systems or services. We use equipment and software supplied by third-parties who have informed us that their equipment and software are or will be Year 2000 compliant. Based on our review, we believe that our systems are Year 2000 compliant and do not expect to incur any significant expenses in ensuring that we are Year 2000 compliant. We have asked third parties to inform us of their Year 2000 review status and expect to complete our investigation of third party compliance by November 1999. We do not have a contingency plan for Year 2000 issues, and we will create one if our investigation of third parties proves to be unsatisfactory. Our reasonable worst case scenario is that we may experience delays in receipt of purchase orders and delays in shipping and may experience computer glitches in our Internet-based services; however, we do not believe such a scenario will significantly impair our business because our products are not the type of products for which customers demand immediate next-day delivery, and our Internet-based services are not significantly used presently.

PENNY STOCK REGULATION.


      If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

      SEC regulations also require additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, a stock with a market price of less than $5.00 per share), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker/dealers are likely to undertake such compliance activities.

                              USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis should be read in conjunction with the information set forth in the audited financial statements for the year ended June 30, 1999, in conjunction with the information set forth in the unaudited financial statements for the three month period ended September 30, 1999, and in conjunction with the information set forth in the unaudited financial statements and notes and the audited financial statements and the notes, included in the Form 8K/A, filed on September 1, 1998. On June 24, 1998, Cadapult elected to change its fiscal year from April 30 to June 30.
For the purposes of this analysis, the results of operations for the year ended June 30, 1999 are being compared to the results of operations for the year ended April 30, 1998.

Results of Operations
For the Year Ended June 30, 1999
--------------------------------

Sales. Sales for the year ended June 30, 1999 compared to the year period ended April 30, 1998 increased approximately 44% to $10,227,628 from $7,103,906. The revenue mix in 1999 has shifted with supplies revenue increasing as a percentage of total sales, while systems revenue has decreased as a percentage of total sales. Service revenues, as a percentage of sales have remained consistent. The increase in sales can be attributed to the Tartan and Web acquisitions and to internal growth.

Cost of Sales. Cost of Sales for the year ended June 30, 1999 were $7,442,239 or approximately 73% of sales, as compared to $5,174,402 or approximately 73% for the year period ended April 30, 1998. Gross profit margins remained stable for the year ended June 30, 1999 as compared to the year ended April 30, 1998 despite the acquisition of businesses that were previously generating significantly lower margins. This was achieved primarily through the conversion of manufacturer service agreements to agreements fulfilled by Cadapult and through the sale of private label supplies.

Selling, General and Administrative. Selling, General and Administrative expenses for the year ended June 30, 1999 increased to $3,069,682 from $2,138,915 for the year ended April 30, 1998. The Selling, General and Administrative expenses were approximately 30% of sales for both periods. Selling, General and Administrative expenses for the year ended June 30, 1999 included increased legal, accounting and consulting fees associated with the merger with Seafoods Plus, Ltd. in June of 1998, with being a publicly held company, the amortization of goodwill resulting from acquisitions, and to increase in payroll attributable to the acquisitions and development of the Company's infrastructure for future growth. Selling, General and Administrative expenses for the year ended June 30, 1999 includes a one time expense of $130,000 for the development of SamplePrint.com.

Interest Expense. Interest Expense for the year ended June 30, 1999 increased to $160,081 from $90,829 incurred for the year ended April 30, 1998. The increase in 1999 was due primarily to an increase in borrowings to finance Cadapult's increased receivables and inventory due to the acquisitions.

Income Taxes. For the year ended June 30, 1999, Cadapult recorded a tax benefit of $217,000 primarily due to a net operating loss carryforward offset by a valuation allowance of $217,000. For the one year ended April 30, 1998, Cadapult recorded a tax benefit of $62,498 primarily due to the utilization of a net operating loss carryback.

Net Income (Loss). For the one year ended June 30, 1999, Cadapult had a net loss of $444,374 or $0.16 per share as compared to a net loss of $219,242 or $0.14 per share for the year ended April 30, 1998.

Results of Operations
For the Three Months Ended September 30, 1999 and 1998
------------------------------------------------------

Sales. Consolidated sales for the three months ended September 30, 1999 compared to the same period in 1998, increased approximately 62% to $3,149,164 from $1,943,151. The revenue mix in 1999 has shifted with supplies revenue increasing as a percentage of total sales, while systems revenue has decreased as a percentage of total sales. Service revenues, as a percentage of sales have remained consistent. The increase in sales can be primarily attributed to the acquisition of Tartan Technical Inc. in January 1999 and WEB Associates Inc. in June 1999.

Cost of Sales. Cost of Sales for the three months ended September 30, 1999 were $2,281,196, or approximately 72.4% of sales, as compared to $1,399,500 or approximately 72.0% of sales for the comparable period in 1998. The Cost of Sales in 1999 remained consistent despite the shift in the revenue mix.

Selling, General and Administrative. For the three months ended September 30, 1999, Selling, General and Administrative expenses increased to $950,616 from $716,171, which represents a decrease to 30.2% of sales from 36.9% of sales. The increase in 1999, can be attributed to amortization of goodwill resulting from the acquisitions of Tartan Technical in January 1999 and WEB Associates in June 1999, to increased payroll resulting from an increase in personnel to 36 employees from 28 employees, and to the legal expenses associated with the Tektronix lawsuit which amounted to $46,000 for this three month period. The increase in personnel can be attributed to staff additions associated with the acquisition of Tartan Technical and WEB Associates.

Interest Expense. For the three months ended September 30, 1999, Interest expense increased to $63,701 from $25,801. The increase in 1999 was due primarily to an increase in borrowings to finance Cadapult's increased receivables and inventory due to the acquisitions.

Income Taxes. For the three months ended September 30, 1999, Cadapult recorded a tax benefit of $44,000 primarily due to a net operating loss carryforward offset by a valuation allowance of $44,000.

Net Loss. For the three month period ended September 30, 1999, Cadapult had a net loss of $146,349 or $0.05 per share as compared to a net loss of $159,312 or $0.06 per share, for the corresponding three month period ended September 30, 1998.

Results of Operations For the Two Months Ended
June 30, 1998 and 1997, and For the Year Ended April 30, 1998
-------------------------------------------------------------

Sales. Consolidated sales for the two months ended June 30, 1998 compared to the same period in 1997, increased approximately 100% to $1,623,754 from $821,633. This increase was due to additional sales of $238,877 generated from the acquisition of BBG Technologies, which was completed in March 1998, and from increased sales to existing and new customers. Sales for the year ended April 30, 1998 compared to the year period ended April 30, 1997 decreased approximately 17% to $7,103,906 from $8,594,082. The revenue mix in 1998 between systems, supplies and services has remained comparable to the same period in 1997.

Cost of Sales. Cost of Sales for the two months ended June 30, 1998 were $1,237,942, or approximately 76% of sales, as compared to $614,582 or approximately 75% of sales for the comparable period in 1997. Cost of Sales for the year ended April 30, 1998 were $5,174,402 or approximately 73% of sales, as compared to $6,468,513 or approximately 75% for the year period ended April 30, 1997. The Cost of Revenues in 1998 have remained consistent from the same period in 1997, along with the revenue mix.

Selling, General and Administrative. For the two months ended June 30, 1998, Selling, General and Administrative expenses increased to $482,819 from $377,527, which represents a drop to 30% of sales from 46% of sales. The dollar increase in 1998 is due mainly to an increase in legal, accounting and consulting fees associated with the merger and being a publicly held company, and to amortization of goodwill resulting from the acquisition of BBG Technologies in March 1998. The percentage decrease can be attributed to the increase in sales as described above.

Selling, General and Administrative expenses for the year ended April 30, 1998 increased to $2,138,915 from $1,972,221 for the year ended April 30, 1997. The Selling, General and Administrative expenses were approximately 30% of sales for the year ended April 30, 1998, and approximately 23% for the year ended April 30, 1997. The increase is attributable to the development of Cadapult's infrastructure for future growth.

Interest Expense. For the two months ended June 30, 1998, Interest expense increased to $21,894 from $6,316. Interest Expense for the year ended April 30, 1998 increased to $90,829 from $78,175 incurred for the year ended April 30, 1997. The increase in 1998 is due primarily to the increase in borrowing due to the acquisition of BBG Technologies in March 1998.

Income Taxes. For the two months ended June 30, 1998, Cadapult has not recorded a tax benefit of a net operating loss carryforward due to the uncertainty of its future utilization. For the two months ended June 1997, Cadapult was able to carry back its net operating losses. For the one year ended April 30, 1998, Cadapult recorded a tax benefit of $62,498 primarily due to the utilization of a net operating loss carryback. For the one year ended April 30, 1997, Cadapult recorded a tax detriment of $18,500.

Net Loss. For the two month period ended June 30, 1998, Cadapult incurred a net loss of $108,901 or $0.06 per share as compared to a net loss of $128,992 or $0.08 per share for the corresponding two month period ended June 30, 1997. For the one year ended April 30, 1998, Cadapult had a net loss of $219,242 or $0.14 per share as compared to a net gain of $56,673 or $0.04 per share for the year ended April 30, 1997.

Liquidity and Capital Resources
-------------------------------

Cadapult has an agreement with a lender under which it can borrow up to $6,000,000 under a revolving line of credit, subject to availability of collateral. Borrowings bear interest at 2% over the lender's base rate, are payable on demand and are collateralized by all assets of Cadapult. As of June 30, 1999, Cadapult had used $1,677,024 of this line. As of September 30, 1999, Cadapult had used $1,282,380 of this line. As of June 30, 1998, Cadapult had an agreement with a bank under which it can borrow up to $1,200,000 under a revolving line of credit, subject to availability of collateral. As of June 30, 1998, borrowings bore interest at 1% over the bank's base rate, payable on demand and collateralized by all assets of Cadapult. As of June 30, 1998, Cadapult had used $695,000 of this line.

Through August of 1998, Cadapult successfully completed a private offering for $655,000 consisting of 524,000 shares of common stock at a purchase price of $1.25. As of June 30, 1998, Cadapult had on deposit $320,000 with an escrow agent, which was subsequently released to Cadapult in August, 1998. Cadapult used the proceeds for strategic acquisitions complimentary to its core business.

In August 1998, Cadapult completed a private placement for $655,000, consisting of 524,000 shares of common stock at a purchase price of $1.25. Expenses associated with the private placement were approximately $35,000, providing Cadapult with net proceeds of $620,000. Cadapult used substantially all of the proceeds in the retirement of bank debt assumed in the acquisition of Tartan in January 1999.

Cadapult had a negative cash flow of $359,748 for the two months ended June 30, 1998. This resulted primarily from the repayment of $305,000 from the credit line and $14,823 on long term debt. Cash used in operations resulted in negative cash flows of $35,856 which consists of an increase in accounts receivable of $538,646 and an increase in inventory of $277,157, offset by an increase in accounts payable of $911,199.

Cadapult experienced positive cash flow of $10,336 for the year ended June 30, 1999. Cash used in operations resulted in negative cash flows of $221,653 primarily due to a loss of $444,374 offset by a non cash charge to depreciation and amortization of $180,494 , a decrease in accounts receivable of $89,130, a decrease in inventory of $170,259, an increase in deferred revenue of $149,489, and a decrease in accounts payable of $473,241. Cash used in investing activities was primarily comprised of purchase of equipment and the acquisitions of WEB Associates and Tartan Technical. The above uses of cash were offset by increased borrowing under Cadapult's credit facility and proceeds from the sale of common stock.

Cadapult experienced positive cash flow of $18,093 for the three months ended September 30, 1999. Cash used in operations resulted in positive cash flows of $406,460 primarily due to a loss of $146,349 and an increase in prepaid expenses and other current assets of $201,265, offset by a non cash charge to depreciation and amortization of $72,081, a decrease in accounts receivable of $401,732, a decrease in inventories of $87,494 and a increase in accounts payable of $224,185. Cash used in investing activities was primarily comprised of purchase of equipment and the URL www.freecolorprinter.com. The cash generated by the above, and through the sale of common stock, was used to repay $394,644 of the credit facility and for the ultraHue deposit of $50,000.

In September 1999, Cadapult completed a private placement for $255,500 consisting of 127,750 shares of common stock (of which 50,000 shares are being held in escrow pending the fulfillment of certain conditions subsequent) at a purchase price of $2.00. Expenses associated with the private placement were approximately $15,000, providing Cadapult with net proceeds of $240,500 of which $100,000 is due to Cadapult pending the
fulfillment of certain conditions subsequent.   Cadapult used
substantially all of the proceeds to invest in its Internet initiatives including SamplePrint.com and the upgrade of its accounting system in preparation for the Cadapult storefront.

On October 1, 1999, Cadapult entered into a managing dealer agreement with a placement agent for a proposed private offering of up to $5,000,000. The proposed private offering is of 500,000 units of Cadapult's securities with a face value of $10.00 per unit, each unit consisting of one share of convertible adjustable preferred stock and one warrant to purchase two shares of common stock at $4.50. The preferred stock will originally be convertible at $3.25 per share. In addition, the preferred stock will carry a dividend, paid quarterly, of 11.5% per annum. The offering is to be sold to accredited investors only in states where permitted. The use of proceeds will be targeted at additional acquisitions, expansion of Cadapult's "No-Cap Color" printer program and for working capital. The offering is on a "best efforts" basis, but could ultimately raise up to $11 million for Cadapult if fully sold and if the included warrants are exercised.

Inflation
---------

Cadapult has historically offset any inflation in operating costs by a combination of increased productivity and price increases, where appropriate. Cadapult does not expect inflation to have a significant impact on its business in the future.

Seasonality
-----------

It is anticipated that Cadapult's cash flow from operations will be significantly greater in the fall and winter months than in the spring and summer months due to the purchasing cycles associated with Cadapult's products. In the event that Cadapult is unable to generate sufficient cash flows from operations during the seasons of peak operations, Cadapult may be required to utilize other cash reserves (if any) or seek additional equity/debt financing to meet operating expenses, and there can be no assurance that there will be any other cash reserves or that additional financing will be available or, if available, on reasonable terms.

Year 2000 Discussion
--------------------

Cadapult has conducted a preliminary review of Cadapult's internal programs and has determined that there are no significant Year 2000 issues within Cadapult's systems or services. At this time, Cadapult does not anticipate any significant expense in ensuring that Cadapult is Year 2000 compliant. Cadapult believes that Cadapult's systems are Year 2000 compliant. Cadapult utilizes third-party equipment and software and Cadapult has been informed that such are or will be Year 2000 compliant. Cadapult presently does not have a contingency plan related to Year 2000 issues, and upon further assessment, Cadapult may create one. The failure of Cadapult's contingency plan or the software applications or internal systems of other companies on which Cadapult's systems rely or to which they are connected or of other Internet-related companies, including Internet web hosting companies, Internet access providers, or Internet root server operators, none of which Cadapult controls, to be Year 2000 compliant upon January 1, 2000 could have a material adverse effect on the operation of the Internet and/or a material adverse effect on Cadapult's business, financial condition and results of operations. Until Cadapult completes a thorough evaluation of Cadapult's Year 2000 issues, Cadapult is uncertain of the risks and the costs related to addressing such issues.

                                  ABOUT US

Our Organization History

      Cadapult Graphic Systems, Inc. ("Cadapult" or the "Company") is a Delaware corporation which was originally incorporated under the laws of the State of Utah on August 11, 1983 under the name Communitra Energy, Inc. On July 16, 1985, the Company filed with the Secretary of State of the State of Utah Articles of Amendment to its Articles of Incorporation, which changed the name of the Company to Seafoods Plus, Ltd. We did not engage in any substantive business activity from approximately 1988 to June 18, 1998.

      On June 18, 1998, we acquired Cadapult Graphic Systems Inc., a privately-held New Jersey corporation formed on May 1, 1987 ("CGSI"), in a transaction viewed as a reverse acquisition. CGSI was a provider of computer graphics systems, peripherals, supplies and services to visual communicators and graphics professionals. Pursuant to an Agreement and Plan or Reorganization dated June 5, 1998, between the Company, CGSI, all of the shareholders of CGSI, Jenson Services, Inc., a Utah corporation, Duane S. Jenson and Jeffrey D. Jenson, we issued 1,650,000 shares of common stock to the shareholders of CGSI in exchange for all of the outstanding common stock of CSGI. Pursuant to the acquisition, the shareholders of CSGI became the controlling shareholders of the Company, the officers and directors of the Company resigned and elected the CSGI nominees in their places, and CSGI became a wholly-owned subsidiary of the Company.

      On August 14, 1998, the Company reincorporated under the laws of the State of Delaware as Cadapult Graphic Systems, Inc. On August 14, 1998, Cadapult merged with CGSI, our wholly-owned New Jersey subsidiary.

      On August 11, 1999, we formed Media Sciences, Inc. as a wholly-owned New Jersey subsidiary ("Media Sciences"), for the manufacture and distribution of digital color printer supplies.

      In August 1999, we amended our Certificate of Incorporation to change the authorized capital from 50,000,000 shares of common stock, par value $.001 per share, to 25,000,000 shares consisting of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.

Our Business

      We provide computer graphics systems, peripherals, supplies and service to visual communicators and graphics professionals. We operate through three business units: Reseller Operations, eCadapult and Media Sciences. We are a leading supplier of computer graphics solutions in the Northeast United States.

      Under our Reseller Operations, we are a systems integrator, value added dealer or value added reseller of computer graphics equipment and supplies. Our products include animation and design software and workstations, publishing software and workstations, file servers, networks, color scanners and color printers and copiers. Our markets include advertising and marketing companies, printers, quick print shops, service bureaus, animators, industrial designers as well as the broad corporate market for color printers.

      We have expanded our business operations through eCadapult, a recently established division of our company, which provides value added services to the creative graphics community over the Internet. In June 1999, we launched SamplePrint.com, a one-stop evaluation resource for buyers of color printing technology. We intend to offer two new e-commerce services in fall 1999, Cadapult Storefront and GraphicSmart.com, through which customers can purchase supplies and products from us directly over the Internet.

      In August 1999, we formed Media Sciences, Inc., a wholly owned New Jersey subsidiary, for the purpose of acquiring companies and assets.
Media Sciences has an agreement to acquire and operate the assets of ultraHue, Inc. ultraHue manufactures color solid ink and remanufactures and refills color toner cartridges, all for use in Tektronix color printers. ultraHue distributes these products and transparency media, also for use in Tektronix color printers, to dealers and distributors internationally. Media Sciences intends to manufacture and distribute, internationally, these digital color printer supplies. We intend to grow this business through expansion of the product line, additional marketing, expansion of the existing channel and distribution agreements and potentially through joint ventures. The obligation of Cadapult to purchase the assets of ultraHue is contingent upon Cadapult obtaining financing of not less than $3,000,000 to fund the purchase. In the event that we are unable to obtain such financing by December 7, 1999, either party shall have the option to terminate the asset purchase agreement.

      Our strategy for long-term growth is to acquire other computer graphics dealers and service providers. Our growth strategy involves integrating acquired businesses, increasing overall efficiency, providing a high degree of customer service, and improving and expanding services.

Operating Strategy

      The computer industry is going through a consolidation that stems from shrinking margins. This consolidation is likely to occur in the vertical markets in which we operate. We have the objective of becoming a comprehensive computer graphics services provider throughout the United States and to provide color printing supplies internationally. We believe that we are ready to expand our operations, acquire competitors and consolidate the computer graphics market.

      We currently provide computer graphics services to commercial customers primarily in the Northeast United States. We have taken steps to grow within the consolidating computer graphics industry. In October 1996, we began our expansion plan by opening a sales location in Boston, Massachusetts. In March 1998, we acquired the assets of BBG Technologies, Inc., a computer graphics products reseller in Boston, Massachusetts with $2 million of annual revenues. In January 1999, we acquired the assets of Tartan Technical, Inc., a computer graphics products reseller in Massachusetts with $3.5 million of annual revenues. In June 1999, we acquired the assets of WEB Associates, Inc., a computer graphics products reseller in Pennsylvania with $2.7 million of annual revenues. We intend to acquire additional computer graphics businesses in the Northeast United States as well as in other regions of the United States. Our ability to acquire other businesses will depend on available cash flow or other sources of financing, which we have not have or be able to obtain.

      We intend for Media Sciences to become a leading supplier of alternative supplies for digital color printers. ultraHue, Inc. is currently the only alternative to high cost ink produced by Tektronix for Tektronix solid ink printers, and is the only third party provider of toner cartridges for Tektronix Phaser 560 color laser printers. Media Sciences is planning to expand its product line to include remanufactured and refilled toner cartridges for Tektronix color laser printers. We believe that we can expand Media Sciences' business through a product line expansion, through alternative applications for its solid ink technology, through an expansion of its distribution channels and through joint ventures and other partnerships.

      We anticipate that the relationship between Cadapult's reseller operations and Media Sciences will be synergistic. We expect our reseller operations will develop and implement marketing and service programs, such as No-Cap Color, to strengthen Media Sciences' market position.

      In September 1999, Media Sciences entered into an asset purchase agreement with ultraHue, Inc., a New Mexico corporation, and Donald Gunn and Randy Hooker, shareholders of ultraHue, for the acquisition of certain assets and the assumption of certain liabilities of ultraHue. At the closing of the ultraHue acquisition, which is expected to occur in December 1999, Media Sciences is to acquire certain proprietary information and intellectual property rights of ultraHue and other assets owned and used by ultraHue in its operations, including its trade secrets, accounts receivable, inventory, certain property and equipment, the name ultraHue and any other trademarks, service marks or any copyrights, customer lists, sales, service and vendor contracts and security deposits, and on-going business records. In the ultraHue acquisition, Media Sciences is expected to assume the following liabilities of ultraHue: accounts payable as of the date of closing; customer deposits as of the date of closing; warranties on products sold prior to the date of closing; and leases and contracts to the extent they are to be performed after the date of closing.

      The consideration to be given by Media Sciences under the asset purchase agreement are: payment of $2,340,000 at closing; delivery of a promissory note, executed by Media Sciences and guaranteed by Cadapult, in the principal sum of $1,160,000, with interest at the annual rate of 7%, with the full principal and accrued interest due and payable in full on the first anniversary of the closing; a sum equivalent to ultraHue's cost for ultraHue's inventory that is delivered to Media Sciences at closing; the difference between all accounts receivable collected by Media Sciences less accounts payable, as collected and paid, respectively; for a period of one year from the date of closing, payment of a sum equivalent to ten percent of the quarterly net profits derived by Media Sciences from the first $1,500,000 dollars of gross profits plus thirty percent of the net profits attributable to gross profits in excess of $1,500,000 dollars (in the event there is a net loss in any quarter during this one year period, the amount of such loss shall be set off against the net profits for any subsequent quarter, provided that if there is no subsequent quarter in this one year period, then a refund shall be due Media Sciences); and, for a period of two years from the first anniversary of the date of closing, after certain distributions shall have terminated, payment of a sum equivalent to ten percent of the quarterly net profits derived by Media Sciences from the first $1,000,000 of gross profits, plus thirty percent of the net profits attributable to the gross profits in excess of $1,000,000 dollars (in the event there is a net loss in any quarter during this two year period, the amount of such loss shall be set off against the net profits for any subsequent quarter, provided that if there is no subsequent quarter in this two year period, then a refund shall be due Media Sciences). Upon execution of the asset purchase agreement, Media Sciences deposited $50,000 in escrow pending the closing.

      The obligation of Media Sciences under the asset purchase agreement with ultraHue is conditioned upon Media Sciences obtaining financing of not less than $3,000,000 to fund the purchase of certain assets of ultraHue. If Media Sciences does not obtain the financing by the proposed closing date, either party has the option to terminate the asset purchase agreement, and all of the rights and obligations of the parties under the asset purchase agreement shall be deemed null, void and of no further effect, except that ultraHue shall have the right to retain the $50,000 deposit being held in escrow as liquidated damages.

Our Principal Products and Services

      Reseller Operations
      -------------------

      Systems. Products sold by our reseller operations business include publishing software and workstations, file servers, networks, color scanners and color printers and copiers. We typically purchase directly from the manufacturer of the equipment or through a distributor of those products.

      Supplies. Approximately one-third of our revenues comes from the sale of digital color printer and copier supplies. We intend to grow this revenue stream through aggressive sales and marketing efforts, and by adding new supplies to our product line.

      Hardware and Software Service and Support. Providing servicing of hardware and software is a growing opportunity for us. We have experienced that our customers are moving away from manufacturers' services to our own. We believe that the opportunity to service other products in the computer graphics market exists. We intend to add service technicians as our business demands. In addition, we plan to add sales personnel to actively market our services.

      No-Cap Color. We launched a new program called No-Cap Color. Under this program, a customer will be provided with one or more color printers, at no charge, in return for a commitment to purchase certain supplies over a two year period. The printers remain our property. We plan to expand this program through aggressive marketing, through the creation of an agent program and through the addition of more printers eligible under the program.

      eCadapult:  Internet Services
      -----------------------------

      eCadapult is our interactive division. The mission of the eCadapult division is to establish an Internet-based market within the creative graphics industry for our services and computer graphics equipment and related merchandise. We have developed and launched one new interactive service, SamplePrint.com, and plan for the development of two e-commerce sites, Cadapult Storefront and GraphicSmart.com, which are expected to be introduced in late fall 1999.

      SamplePrint.com. SamplePrint.com is a website dedicated to helping business buyers evaluate color printer and copier products over the Internet. We expect SamplePrint.com to function as a one-stop evaluation resource for buyers of color printing technology-an objective resource for buyers by providing product information, technical benchmarks, sample prints and other services. A critical decision-making factor for buyers of color printing and copying equipment is the ability to evaluate the buyers' own images and files printed from the products. SamplePrint.com allows any buyer to submit files over the Internet which will be printed on a variety of printer choices. We expect that the cost of these samples will be borne by the buyer if the manufacturer of that printer is not a sponsor, or by the manufacturer if it is a sponsor. Our goal is to provide all samples free to the buyer and have the manufacturers bear the costs. This service provides a prospective business buyer with the ability to make a purchase decision based on the image quality of the print samples and additional information provided on the web site.

      We plan for SamplePrint.com to support both buyers and manufacturers of workgroup color printers. With the market for color printers and copiers growing, the need for generating samples for buyers is about to explode. International Data Corporation forecasts the market for desktop color printers in unit shipments is expected to grow at an average growth rate of 42.9% through the year 2001. We anticipate that SamplePrint.com will become a service to manufacturers by off-loading their sample printing support requirements while providing an objective resource for the buyers. We launched SamplePrint.com in June 1999, with initial sponsorship from Hewlett-Packard and Okidata. We are currently in discussions with several other leading printer manufacturers to sponsor this site.

      Cadapult Storefront. Cadapult Storefront is intended to be an e-commerce site where existing customers can purchase supplies and products from Cadapult directly over the Internet, seven days a week, 24 hours a day. Cadapult intends to integrate Cadapult Storefront with Cadapult's accounting and order processing system to increase efficiency in the ordering process. This e-commerce site will echo the products and margins associated with Cadapult's traditional reseller business. Cadapult Storefront is intended to be an alternative means of placing orders for existing customers.

      GraphicSmart.com. We intend to launch an additional e-commerce site as an alternative to the Cadapult Storefront and other Internet commerce sites. This site will offer a broad selection of computer graphics products at aggressive discounts. The purpose of this site is to capture the price sensitive customers and businesses that are moving and will be moving to the Internet as a source of supply.

      GraphicAuction.com. We intend to offer an on-line auction site for computer graphics equipment and related merchandise where buyers and sellers are brought together in an efficient forum that is available 24 hours a day, seven days a week to buy and sell computer graphics products. We plan to design GraphicAuctions.com to permit us, manufacturers and the public to list items for sale, which may be browsed through in a fully automated, topically arranged, and easy-to-use format, and allow buyers to bid on and purchase items of interest. We plan to offer buyers a large selection of list new, refurbished, reconditioned, used, demonstration, and discontinued items that can be costly to find and purchase through the traditional marketplace. We intend to charge the seller a nominal fee for each completed transaction, but sellers and bidders will not be charged for listing items or for making bids through GraphicAuction.com. We believe that this auction forum may attract more potential customers and create more interest in our products and services, as well as permit us to better gauge market demand for certain products.

Marketing and Sales Plans

      We intend to increase our marketing and sales efforts. The goal of these efforts is to increase revenues through increased market awareness about Cadapult, through the introduction of new products and services to the customer base and through the increase in the number of salespeople.

Industry and Market Overview

      The market for computer graphics, in which Cadapult operates, has grown over recent years and is expected to continue to expand at a rapid pace. Cadapult focuses its products and services on the following markets:

            - Digital Pre-Press
            - Display Graphics
            - Presentation Graphics
            - Digital Imaging
            - Digital Color Printing

      Digital Pre-Press
      -----------------

      Over the last several years, there has been a dramatic shift in the process printing industry from manual, analog production of printed materials to the use of computers. Historically, the production of a printed brochure, magazine or catalog involved numerous manual steps using photographic materials to produce the final press-ready copy.

      With rapid advances in software and hardware, much of today's printed materials are produced digitally. The print production process now allows a printed piece to go from concept to imaged printing plate in a fully digital environment. Copy writing, proofing and revisions all take place on a desktop computer, increasing the speed and efficiency of the pre-press process, and streamlining personnel requirements in the process. Cadapult believes this market is in a period of rapid transition regarding the manner in which electronics products are delivered to the traditional printing customer.
When digital pre-press systems sold for $200,000 per seat (user), most manufacturers used a captive direct sales force to sell to the end-user. Today, the typical seat sells for under $20,000, forcing manufacturers to utilize a reseller channel to deliver their products.

      Display Graphics
      ----------------

      The most rapidly growing segment of the computer graphics output market is display graphics. Display graphics, or large format graphics, describes a process that allows computer-generated or captured images to be printed in sizes up to 60 inches wide.

      Historically, these images could only be printed on color electrostatic printers costing over $120,000. However, over the last several years, significant advances in ink-jet technology, software, specialty inks and media have placed the cost of entry for display graphics systems at under $10,000, and market acceptance has been rapid. End-users of this technology include a wide range of industries and markets, such as:

            - Trade-show graphics - production of booth and arcade displays
            - Point of Sale graphics - floor displays
            - Sign Shops - traditional signage, fleet graphics
            - Print-for-Pay (e.g., Kinkos, Sir Speedy)
            - Package Design - package prototyping
            - Graphic Arts - imposition proofing

      Presentation Graphics
      ---------------------

      This segment of the computer graphics market consists of the creation of visual communication materials such as slides, overhead transparencies, multimedia presentations and associated hard copy materials. Once a highly specialized business, presentations can now be created by just about anyone with a computer and presentation software. The presentation itself is displayed or printed on digital color printers, film recorders and digital projectors. These devices range in price from $3,000 to $30,000.

      Digital Imaging
      ---------------

      This segment of the computer graphics market consists of the capture, manipulation, storage, databasing, transfer and output of digital images (assets). Examples include digital photo restorations and compositing of images (combining several different images into one new image). As more and more digital content is created, different technology is required to address each of the above facets of digital imaging. These include scanners and digital cameras that capture images, and specialized software that allows the user to change, manipulate, combine and retouch images. Digital images, especially color images are inherently large and therefore have specialized storage requirements such as RAID (Redundant Array of Inexpensive Disks) technology, CD-ROM and tape storage. A large volume of digital assets dictates a database, or asset management solution, to manage, search and retrieve these images. High bandwidth networks are required to transfer these images within a user environment and to external destinations.
Finally, a variety of digital output devices, as described above, are used to print these images.

      Digital Color Printing
      ----------------------

      This broad segment of the computer graphics market includes all business color printers from desktop color printers to high speed connected color copiers. Desktop color printers are starting to replace black and white printers in the office environment as quality and speed improve and costs are reduced. The market for desktop color printers is expected to grow at an annual rate of 42.9% in units through the year 2001. These products range from $3,000 to $10,000. For those who need more volume, higher speeds or better quality, color copiers can be connected to a network and become very fast, high quality digital color printers. These solutions range from $10,000 to $50,000. Also including in the digital color printing market segment are display graphics and presentation graphics products as discussed above.

      Digital color printers (and copiers) create an ongoing requirement for service and supplies. This reoccurring business often exceeds the original cost of the device over its lifetime. Today in the business color printer market, supplies for these printers are manufactured by, and distributed by, the printer manufacturer. There exists little or no competition to these sources of supplies. As adoption of color printing technology continues, we expect demand for alternative supplies to grow dramatically. In the black and white printer market, third party supply manufacturers provide approximately 20-25% of the supplies consumed. We believe that a similar opportunity exists in the color market.

Distribution Methods of the Products and Services

      We sell directly to end users through telesales, outside sales and Internet sales.

Status of any Publicly Announced New Product or Service

      We plan for the development of two e-commerce sites, Cadapult Storefront and GraphicSmart.com, which are expected to be introduced in late fall 1999.

Competition

      All facets of the computer graphics business are competitive. The color printer business is becoming increasingly competitive as the products become commoditized. On the systems side of the business, there are other systems integrators, valued added resellers and dealers that offer similar or the same products, some of which are substantially larger and better funded than we are. On the supplies front, we compete with other supply dealers as well as supply only companies that are often national and catalog based companies. Based on the sales volumes of these companies, it is often difficult to compete on a price basis; therefore, we compete based upon local delivery and better availability of product.

      We seek to compete by servicing most of the products that we sell as opposed to some of our competitors who rely on manufacturer or third party service. We offer a seven day a week, 24 hours a day premium service on many products, unlike many of our competitors.

      Our principal competitors are larger and better funded than we are, and our competitors include: Globix Corporation, AOE Ricoh, MCS Canon, Minolta Business Systems, Professional Graphics Systems and Services, Inc., Electronic Business Products, Inc., Charrette, NAPC, and Cambridge Electronics, Inc.

      Media Sciences' primary competitor is Tektronix, Inc. Tektronix is the leading manufacturer of solid ink for use in digital color printers, representing approximately ninety seven percent of the United States market of solid ink.

Major Suppliers

      We typically purchase directly from the manufacturer of the equipment or through a distributor of those products. We currently obtain certain equipment and supplies from a limited number of sources of supply. Our vendors include Tektronix, Inc., Silicon Graphics, Inc., Mita Corporation, Access Graphics, Ricoh, Alias, Merisel, Ingram, and Tekgraf. We have been and will continue to be dependent on third party vendors for the computer equipment and supplies that we sell. The loss of any particular vendor agreement may have a material affect on our business and operations.

Major Customers

      We are not dependent on any customer, the loss of which would have a material adverse affect on our operations.

Employees

      We currently have thirty-three full-time employees, including six management employees.

Office Facilities

      Cadapult maintains its executive offices in approximately 7212 square feet, including 1200 square feet of warehouse space, at Allendale, New Jersey, pursuant to a lease expiring on March 31, 2002. Cadapult also maintains four sales offices in the eastern United States.

      The following table sets forth the location, approximate square footage, approximate annual rent, use of each location and expiration date of each lease:

                                   APPROX.
                        APPROX.    ANNUAL                        LEASE
LOCATION                SQ. FEET   RENT(1)    USE                EXPIRATION DATE
---------------------   --------   --------   ----------------   ------------------
110 Commerce Drive         7,212   $101,993   Executive Office   Mar. 31, 2002(2)
Allendale, NY                                 Warehouse

137 Fifth Avenue           1,400   $ 39,690   Sales Office       July 14, 2000
New York, NY

125 Wolf Road                923   $ 14,306   Sales Office       Feb. 28, 2000(3)
Albany, NY

24 Westech Drive           4,000   $ 28,748   Sales Office       Jan. 31, 2002(4)
Tyngsboro, MA

2551 Industry Lane         2,500   $ 12,000   Sales Office       June 30, 2000
Norristown, PA

______
(1)   Certain of these leases provide for moderate annual rental increases.
(2)   Lease provides for a five year renewal option.
(3)   Lease provides for a one year renewal option.
(4) Lease provides for a renewal option for either a three year or five year term.

      We intend to seek corporate executive office, warehousing and manufacturing facilities of 12,000-15,000 square feet to accommodate our increased warehouse requirements, expanded service facilities, and to support the manufacturing requirements of Media Sciences, Inc. We may not find suitable facilities at reasonable rates.

Legal Proceedings

      In August 1999, Cadapult instituted an action against Tektronix, Inc. before the Superior Court in New Jersey, which action has been moved before the United States District Court for the District of New Jersey. In our lawsuit, we seek certain injunctive relief and an indeterminate amount of damages, and allege that Tektronix, Inc. violated the New Jersey Franchise Practices Act, the New Jersey Antitrust Act, federal acts prohibiting restraints of trade, breach of contract and unfair competition, among other claims. In our lawsuit, we allege that, in August 1999, Tektronix, Inc. unilaterally, and without notice, illegally terminated Cadapult's Tektronix Premier Plus Reseller franchise because we are selling a non-Tektronix product, Cadapult solid ink that is supplied to us by ultraHue, Inc. We are informed that Tektronix controls 97% of the U.S. solid ink market for digital printers (which essentially are only Tektronix printers). The results of our pending lawsuit could have material positive or material adverse consequences to our business. We derived 45% of our fiscal year 1999 revenues from sales and services of Tektronix products. The lawsuit has only recently commenced and may or may not be resolved in the near future. The loss of all or a part of this lawsuit could have a material adverse affect on our business and operations.

Change in Accountants

      On July 6, 1998, we informed Mantyla, McReynolds & Associates that it has been dismissed as Cadapult's principal accountants. The former principal accountants' report on the financial statements neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. Our decision to change its principal accountant was recommended and approved by Cadapult's Board of Directors. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We have authorized the former accountants to respond fully to all inquires of the successor accountant concerning any matter.

      On July 6, 1998, we engaged Wiss & Company, LLP as our principal accountants. Wiss & Company had been the principal accountants for CGSI since April 23, 1998. Pursuant to a reverse acquisition which was completed on June 18, 1998, CGSI became a wholly-owned subsidiary of Cadapult. Following the acquisition, the Board of Directors of Cadapult selected Wiss & Company to serve as Cadapult's principal accountants.


                              OUR MANAGEMENT

      The following persons are the present directors and executive officers of Cadapult.

Name                    Age         Position
----                    ---         --------
Michael W. Levin        34          Chief Executive Officer, President and
                                      Chairman of the Board
Frances Blanco          39          Vice President Marketing and Investor
                                      Relations, Treasurer, Secretary and
                                      Director
Duncan Huyler           38          Vice President Technical Services
Paul C. Baker           62          Director
Edwin Ruzinsky(1)       66          Director

(1)   Became a director on August 27, 1999.

     All directors of Cadapult are elected annually to serve for one year and hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. The officers of Cadapult are elected by the Board of Directors at the first meeting after each annual meeting of Cadapult's shareholders, and hold office until their death, resignation or removal from office.

MANAGEMENT PROFILES

Michael W. Levin, Chief Executive Officer, President and Chairman of the Board:
------------------------------------------------------------------------------
      Mr. Levin has served as Chief Executive Officer, President and Chairman of the Board of Cadapult since June 18, 1998. Before June 1998, he had served as President, Treasurer, Secretary and Chairman of CGSI since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. He earned a Bachelor of Science degree in Mechanical Engineering from Lehigh University in 1987, graduating summa cum laude.

Frances Blanco, Vice President of Marketing and Investor Relations, Treasurer, Secretary and Director:
----------------------
      Ms. Blanco has served as Vice President of Marketing and Investor Relations, Treasurer, Secretary and a Director of Cadapult since June 18, 1998. From 1993 to June 18, 1998, she served as Vice President of
Marketing and Investor Relations, Treasurer, Secretary and a director of CGSI. Ms. Blanco manages all aspects of marketing, including brand identity, demand creation and vendor relationships for Cadapult as well as investor relations. From 1984 through 1989, Ms. Blanco was a Reseller Account Manager at Lotus, where she designed and implemented marketing programs. From August 1989 through June 1993, Ms. Blanco served as a Business Development Manager at Tektronix, Inc., where she was responsible for the development of long term and strategic customers. She earned a Bachelor of Science degree in Marketing from Bentley College in 1982 and a Masters of Business Administration degree from Boston College in 1985.

Duncan Huyler, Vice President of Technical Services:
---------------------------------------------------
      Mr. Huyler has served as Vice President of Technical Services for Cadapult since June 18, 1998. From 1993 to June 18, 1998, he served as Vice President of Technical Services for CGSI. Mr. Huyler manages all the technical aspects of Cadapult, including running the business under its own P/L, developing service plans, hiring staff, developing and implementing training programs and obtaining service authorizations. From May 1983 through October 1987, Mr. Huyler served in the U.S. Army. From September 1988 through August 1993, Mr. Huyler worked for Lord & Taylor, where his positions included Senior Financial Analyst and Director of Systems. Mr. Huyler graduated from Cornell University in 1983 with a Bachelor of Science degree in Business and earned a Masters of Business Administration from the University of Louisville in 1987.

Paul C. Baker, Director:
-----------------------
      Mr. Baker has served as a Director of Cadapult since June 18, 1998. From 1986 to the present, he has been President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focuses on developing companies with high growth potential. Prior to founding Sherwood Partners, Inc. in 1986, Mr. Baker held numerous positions during his twenty-five years of employment with American Cyanamid Co. ("Cyanamid"). At Cyanamid, Mr. Baker held several domestic and international management positions, including President of Domestic Operations from April 1975 through October 1979, President of Shulton Inc. from October 1977 through October 1979 and Group Vice President of Cyanamid from October 1979 through December 1984. Mr. Baker graduated from Lehigh University in 1959 with a Bachelor of Arts degree in Liberal Arts, earned a B.S.I.E. degree in Engineering in 1960 from Lehigh University, and received a Masters in Business Administration in 1963 from Fairleigh Dickinson University.

Edwin Ruzinsky, Director:
------------------------
      Mr. Ruzinsky has served as a Director of Cadapult since August 27, 1999. He is a Certified Public Accountant and a Certified Management Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm's National Director-Media Industry Services. He previously served Times Mirror Company (NYSE-TMC) as Vice President-Finance & Administration/Book Publishing Group and Parents' Magazine Enterprises, Inc. as Chief Accounting Officer. Mr. Ruzinsky continues serving as a member of the Pace University/Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Board of Dowden Publishing Company, Inc., a provider of specialized publications and customized communication products for healthcare professionals and consumers. In addition, he has been a consultant to The CPA Journal, published by the New York State Society of Certified Public Accountants, for the past twenty-five years.


                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation during Cadapult's last three fiscal years of Cadapult's Chief Executive Officer and other most highly compensated employees and all other officers and directors of Cadapult:

                                           Summary Compensation Table

                                                                                  Long Term
                                                                                  Compensation
                                                                                  ------------
                                       Annual Compensation                        Awards
                              -----------------------------------------------     ------
Name and                                                        Other             Securities
Principal                                                       Annual            Underlying      All Other
Position                      Year(1)   Salary       Bonus      Compensation      Options/SARS    Compensation(2)
--------------------------    ----------------------------------------------      ------------    ---------------
Michael W. Levin(3)           1999      $ 130,000    $       0  $       0         500,000         $  2,379
  Chief Executive Officer,    1998      $ 141,583    $       0  $       0          51,223         $  2,727
  President and Chairman
  Of the Board
Frances Blanco(3)             1999      $  80,000    $  10,000  $       0         100,000         $  2,021
  Vice President Marketing    1998      $  75,000    $  25,000  $       0           7,714         $  2,158
  and Investor Relations,
  Treasurer, Secretary and
  Director
Duncan Huyler(3)              1999      $  95,000    $       0  $       0         100,000         $  4,630
  Vice President Technical    1998      $  91,000    $  25,000  $       0           9,265         $  3,867
  Services
Paul C. Baker                 1999      $       0    $       0  $       0          33,000         $      0
  Director                    1998      $       0    $       0  $       0               0         $      0
Kathleen L. Morrison(4)       1998      $       0    $       0  $   1,250(5)            0         $      0
  Former President and        1997      $       0    $       0  $       0               0         $      0
  Director
Jason Osborn(4)               1998      $       0    $       0  $   1,250(5)            0         $      0
  Former Vice President and   1997      $       0    $       0  $       0               0         $      0
  Director
Terry Hardman(4)              1998      $       0    $       0  $   1,250(5)            0         $      0
  Former Secretary,           1997      $       0    $       0  $       0               0         $      0
  Treasurer and Director

______
(1) In June 1998, each of Cadapult and CGSI changed their fiscal year ends from December 31 and April 30, respectively, to June 30. The 1998 fiscal year compensation for Mr. Levin, Ms. Blanco, and Mr. Huyler includes the operations of CGSI, a privately-held company that Cadapult acquired in June 1998, for the period May 1, 1997 through April 30, 1998.
(2) Includes Cadapult's matching contribution to Cadapult's 401(k) profit sharing plan.
(3)   Became an officer and/or director of Cadapult on June 18, 1998.
(4)   Resigned as an officer and director of Cadapult effective June 18, 1998.
(5) Received 1,000 shares of common stock pursuant to a Registration Statement on Form S-8 filed on or about June 5, 1998, for which the fair market value cannot be adequately determined. At the time of issuance, Cadapult's common stock was not quoted on the OTC Bulletin Board. For purposes of this calculation, the fair market value is arbitrarily determined to be $1.25 per share, based upon the offering price of Cadapult's common stock sold in a private placement conducted in June through August 1998.

      The following table sets forth information concerning options granted during the fiscal year ended June 30, 1999 to those persons named in the preceding Summary Compensation Table:

                    Option/SAR Grants in Last Fiscal Year
                            (Individual Grants)

                        Number of
                        Securities        Percent of total
                        Underlying        options/SARS granted     Exercise or
                        Options/SARs      to employees in          base price        Expiration
Name                    Granted (#)       fiscal year(1)           ($/Sh)            Date
----------------        ------------      --------------------     ------------      ----------
Michael W. Levin        500,000(2)              47.7%              $1.375            6-18-03
Michael W. Levin         51,223(3)               4.8%              $1.375            6-18-03
Frances Blanco          100,000(2)               9.3%              $2.00             3-05-04
Frances Blanco            7,714(3)               0.7%              $1.25             6-18-08
Duncan Huyler           100,000(2)               9.3%              $2.00             3-05-04
Duncan Huyler             9,265(3)               0.9%              $1.25             6-18-08
Paul Baker                3,000(2)               0.3%              $2.00             6-11-08
Paul Baker               30,000(2)               2.8%              $3.31             4-06-09

______
(1) Based on the aggregate total of options granted to officers, directors, and employees, including options granted during the two month fiscal year transition period from May 1 through June 30, 1998. As of June 30, 1999, a total of 1,069,632 options were granted, of which 51,739 options have expired.
(2) Options were granted pursuant to employment agreements and become exercisable after Cadapult achieves certain defined corporate goals based on earnings, as further described in the Long-Term Incentive Plan table. These options have not vested.
(3) Options were granted pursuant to the 1998 Stock Option Plan and are presently exercisable. No options have been exercised.


      None of the options held by those individuals listed in the Summary Compensation Table were exercised in fiscal year 1998. The following table sets forth information concerning the value of unexercised stock options at June 30, 1999 for those individuals named in the Summary Compensation Table.

         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                    Number of securities
                         Shares                    underlying unexercised        Value of unexercised
                        Acquired       Value           Options/SARs            in-the-money options/SARs
                          on         realized          at FY-end (#)                 at FY-end ($)(a)
Name                  Exercise (#)      ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
----                  ------------   --------   -----------   -------------   -----------   -------------
Michael W. Levin          --            --         51,223        500,000      $   134,460   $ 1,312,500
Frances Blanco            --            --          7,714        100,000      $    20,249   $   262,500
Duncan Huyler             --            --          9,265        100,000      $    24,321   $   262,500
Paul Baker                --            --         33,000             --      $    86,625   $        --

______
(a) The dollar values were calculated by determining the difference between the fair market value at fiscal year-end of the common stock underlying the options and the exercise price of the options. The last sale price of a share of Cadapult's common stock on June 30, 1999, as reported by the OTC Bulletin Board, was $2.625.

      The following table sets forth information concerning long-term options granted during the fiscal year ended June 30, 1999 to those persons named in the preceding Summary Compensation Table. Cadapult has not adopted a formal long-term incentive option plan. The options presented in the following table were granted pursuant to employment agreements, as amended, with Cadapult's executive officers.

              Long-Term Incentive Plans-Awards in Last Fiscal Year

                       Number          Performance
                       of shares,      or other units or
                       units or        period until
                       other           maturation or       Estimated Future Payouts under
Name                   rights (#)      payout (1)          Non-Stock Price-Based Plans(2)
------------------------------------------------------------------------------------------
                                                           Threshold    Target    Maximum
                                                               (#)        (#)       (#)
------------------------------------------------------------------------------------------
Michael W. Levin       500,000         5/98 - 4/01         125,000      125,000   500,000
Frances Blanco         100,000         5/99 - 4/01          25,000       25,000   100,000
Duncan Huyler          100,000         5/99 - 4/01          25,000       25,000   100,000

______
(1) The options are exercisable into common stock for a term of five year at the fair market value on the date of grant, were granted pursuant to employment agreements, as amended. The performance period refers to the term of the individual's employment term during which the options must vest.
(2) The threshold refers to the minimum number of options that may vest during the performance period. The target refers to the number of options that may vest in the 2000 fiscal year. The long-term incentive options are contingent upon attainment of certain corporate earnings milestones. These options will vest in equal twenty five percent installments upon each of the following events: (a) the first fiscal year end in which Cadapult's earnings before interest, taxes, depreciation and amortization ("EBITDA") exceeds $500,000; (b) the first fiscal year end in which Cadapult's EBITDA exceeds $1,000,000; (c) the first fiscal year end in which Cadapult's EBITDA exceeds $1,500,000; and
      (d) the first fiscal year end in which Cadapult's EBITDA exceeds $2,000,000. These options are cumulative and are subject to anti-dilution rights.


EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS AND CHANGE OF CONTROL

      Michael W. Levin serves as Chief Executive Officer and President pursuant to a five year employment agreement, commenced on May 1, 1998, as amended, at an annual salary of $130,000, with cost-of-living adjustments tied to the Consumer Price Index, or such greater annual salary as may be established by Cadapult's Board of Directors. Commencing in the third year of the employment agreement, Mr. Levin's base annual salary shall be increased by an amount such that such increase shall be equal to at least one percent of Cadapult's earnings before interest, taxes, depreciation and amortization ("EBITDA") in the most recent fiscal year. Mr. Levin has been granted 5-year options to purchase up to 500,000 shares, proportioned to vest only after Cadapult's achievement of certain corporate milestones, exercisable at $1.375 per share. Mr. Levin may purchase 125,000 shares following the first fiscal year that Cadapult's EBITDA exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively. These options are cumulative and are subject to anti-dilution rights. Mr. Levin is also entitled to death benefits of $100,000, a fifteen year term life insurance policy with a face amount of benefit of $1,000,000, a luxury automobile, reimbursement for reasonable travel and other business related expenses, and other bonuses to be determined by the Board of Directors. In the event of a "change of control" of Cadapult, Mr. Levin is entitled to receive a golden parachute payment equal to two hundred and ninety percent (290%) of his "base amount", as defined in Section 280G(3) of the Internal Revenue Code of 1986, as amended, and has the right to terminate the agreement. "Change of control" is defined to be any of the following: (i) a change in the ownership or management of Cadapult that would be required to be reported in response to certain provisions of the Exchange Act of 1934; (ii) an acquisition (other than directly from Cadapult) by a person or entity (excluding Cadapult) of 25% or more of Cadapult's common stock or Cadapult's then outstanding voting securities; (iii) a change in a majority of the current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iv) consummation of a reorganization, merger, consolidation or sale of all or substantially all of Cadapult's assets (collectively, a "Transaction") other than a Transaction in which all or substantially all of the shareholders of Cadapult prior to such transaction own, in the same proportion, more than 50% of the voting power of the entity resulting from the Transaction, at least a majority of the board of directors of the resulting entity were members of the Incumbent Board, and after which no person (other than the resulting entity and certain affiliates) beneficially owns 25% or more of the voting power of the resulting entity, except to the extent such ownership existed prior to the Transaction; or (v) the approval by Cadapult's shareholders of a complete liquidation or dissolution of Cadapult.

      Frances Blanco serves as Vice President of Marketing and Investor Relations, Treasurer and Secretary pursuant to a three year employment agreement, commenced on May 1, 1998 and as amended on March 5, 1999, at an annual salary of $80,000, plus financial bonuses to be determined by the Board of Directors. Ms. Blanco has been granted 5-year options to purchase up to 100,000 shares, proportioned to vest only after Cadapult's achievement of certain corporate milestones, exercisable at $2.00 per share. Ms. Blanco may purchase 25,000 shares following the first fiscal year that Cadapult's EBITDA exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively. These options are cumulative and are subject to anti-dilution rights.

      Duncan Huyler serves as Vice President of Technical Services pursuant to a three year employment agreement, commenced on May 1, 1998 and as amended on March 5, 1999, at an annual salary of $95,000, plus financial bonuses to be determined by the Board of Directors. Mr. Huyler has been granted 5-year options to purchase up to 100,000 shares, proportioned to vest only after Cadapult's achievement of certain corporate milestones, exercisable at $2.00 per share. Mr. Huyler may purchase 25,000 shares following the first fiscal year that Cadapult's EBITDA exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively. These options are cumulative and are subject to anti-dilution rights.

STOCK OPTION PLAN

      Pursuant to Cadapult's incentive stock option plan (the "1998 Stock Option Plan"), which has been adopted by our Board of Directors and approved by our shareholders, 500,000 shares of Cadapult's authorized but unissued common stock has been reserved for issuance pursuant to the 1998 Stock Option Plan. The 1998 Stock Option Plan is administered by a person designated by the Board of Directors (the "Administrator"), presently the Chairman of the Board. Stock option (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended entitles the holder to purchase shares of common stock during a specified period at a purchase price of not less than the fair market value of the common stock on the day the option is granted. We filed a Form S-8 to register the 500,000 shares underlying the stock options. We granted certain employees options to purchase up to 295,381 shares of common stock, exercisable for five or ten years at prices of $1.25 to $4.00 per share pursuant to the 1998 Stock Option Plan, including its officers and directors, as follows: Michael W. Levin, 5-year options to purchase 51,223 shares at $1.375; Frances Blanco, 10-year options to purchase 7,741 shares at $1.25; Duncan Huyler, 10-year options to purchase 9,265 shares at $1.25; and Paul Baker, 10-year options to purchase 3,000 shares at $2.00.

EMPLOYEE PROFIT SHARING PLAN

      We have a tax-qualified employee paired profit sharing plan (the "401(k) Plan"), sponsored by Kemper Financial Services, Inc., which covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) Plan, employees may elect to reduce their current compensation by up to 15% for the plan year and have the amount of such reduction contributed to the 401(k) Plan. Under the 401(k) Plan, we make matching contributions, using a discretionary formula, currently equal to twenty five percent of the employee's contribution. In our sole discretion, we may contribute an amount which we designate as a qualified nonelective contribution to designated participants. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code, so that contributions by employees or by Cadapult to the 401(k) Plan, and so that contributions by Cadapult, if any, will be deductible by Cadapult. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in any of a number of investment options. All employee contributions to the 401(k) Plan are fully vested at all times, and Cadapult's contributions, if any, vest 25% after two years and at the rate of 25% a year thereafter until fully vested.

                           OWNERSHIP OF SECURITIES

      The following table sets forth, as of October 28, 1999, the shares of Cadapult's common stock beneficially owned by each person known to Cadapult to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock, by each officer and director, and by all officers and directors of Cadapult as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned.

Name and Address                                   Amount and Nature           Percent
of Beneficial Owner(1)                            of Beneficial Owner         of Class(2)
-------------------                               -------------------         --------
Michael W. Levin                                      1,569,673 (3)             49.2%
Frances Blanco                                           48,516 (4)              1.5%
Duncan Huyler                                            50,040 (5)              1.6%
Paul Baker                                              100,500 (6)              3.2%
Edwin Ruzinsky                                           10,000 (7)              0.3%
All officers and directors as a group (4 persons)     1,778,729 (3)-(7)         54.8%

______
(1) The address of each of these persons is Cadapult Graphic Systems, Inc., 110 Commerce Drive, Allendale, New Jersey 07401.
(2) Based upon 3,137,460 shares of common stock outstanding on October 28, 1999, and with respect to each holder of options exercisable within 60 days, the shares represented by such options.
(3) Includes 52,000 shares owned by Mr. Levin's minor children and exercisable 5-year options to acquire 51,223 shares of common stock. Excludes 5-year options, subject to future vesting, to acquire 500,000 shares of common stock.
(4) Includes exercisable 10-year options to acquire 7,741 shares of Common Stock. Excludes 5-year options, subject to future vesting, to acquire 100,000 shares of common stock.
(5) Includes exercisable 10-year options to acquire 9,265 shares of Common Stock. Excludes 5-year options, subject to future vesting, to acquire 100,000 shares of common stock.
(6)   Includes exercisable 10-year options to acquire 33,000 shares of Common
      Stock.
(7)   Includes exercisable 10-year options to acquire 10,000 shares of Common
      Stock.


      There are no arrangements which may result in a change in control of Cadapult.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In June 1998, we filed a registration statement on Form S-8 for 66,068 shares of common stock. We issued the shares to four individuals, including officers and directors of Cadapult, pursuant to written compensation agreements, as follows: Leonard W. Burningham, 63,068 shares; Kathleen L. Morrison, 1,000 shares; Jason Osborn, 1,000 shares; and Terry Hardman, 1,000 shares. Kathleen L. Morrison, Jason Osborn, and Terry Hardman resigned as directors and officers of Cadapult effective as of June 18, 1998.

      On June 18, 1998, we completed the acquisition of CGSI, a privately-held New Jersey corporation, in a transaction viewed as a reverse acquisition. Pursuant to an Agreement and Plan or Reorganization dated June 5, 1998, between Cadapult, CGSI, all of the shareholders of CGSI, Jenson Services, Inc., a Utah corporation, Duane S. Jenson and Jeffrey D. Jenson, we issued 1,650,000 shares of common stock to the shareholders of CGSI in exchange for all of the outstanding common stock of CSGI. Pursuant to the acquisition, the shareholders of CSGI became the controlling shareholders of Cadapult, the officers and directors of Cadapult resigned and elected the CSGI nominees in their places, and CSGI became a wholly-owned subsidiary of Cadapult. Michael W. Levin acquired 300 shares, no par value, of CGSI on May 1, 1987 for $300. Frances Blanco acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Huyler acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Yates acquired 3.8748 shares, no par value, of CGSI on April 20, 1998 for $15,000. In May 1998, Mr. Levin made a gift of 3.1 shares to each of their two minor children. Pursuant to the acquisition, Mr. Levin and his children, Ms. Blanco, Mr. Huyler and Mr. Yates, representing all the issued and outstanding shares of CGSI, exchanged their shares of CGSI proportionally for 1,650,000 shares of Cadapult pursuant to Cadapult's acquisition of CGSI. Michael W. Levin currently serves as our Chief Executive Officer, President and Chairman of the Board, and he is Cadapult's largest stockholder. Frances Blanco currently serves as our Vice President, Secretary, Treasurer and as a director. Duncan Huyler currently serves as our Vice President and as a director.

      We issued to Mr. Levin under an employment agreement stock options to purchase up to 500,000 shares of common stock (no options are presently exercisable) to vest upon Cadapult attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $1.375. We issued to each of Ms. Blanco and Mr. Huyler under employment agreements stock options to purchase up to 100,000 shares of common stock each (no options are presently exercisable) to vest upon Cadapult attaining certain specified corporate milestones based upon corporate earnings, exercisable for five years at $2.00.

                             SELLING STOCKHOLDERS

      The table below sets forth:  (a) the names of the selling stockholders;
(b) the number of shares of common stock beneficially owned by each of the selling stockholders before this offering; (c) the number of shares of common stock being offered under this prospectus by each of the selling stockholders; (d) the number and percentage of shares of stock of common stock owned by each of the selling stockholder after the completion of the offering.

      Michael W. Levin, a selling stockholder under this prospectus, is Cadapult's Chief Executive Officer, President, Chairman of the Board of Director, and Cadapult's largest stockholder. On June 18, 1998, Cadapult acquired all of the equity of CGSI, in a transaction viewed as a reverse acquisition. Under Cadapult's acquisition of CGSI, Mr. Levin, who was the controlling shareholder, President and Chairman of the Board of CSGI, exchanged his 94% equity of CGSI for beneficial ownership of 1,548,450 shares of Cadapult's common stock, and he became Cadapult's largest shareholder, President and Chairman of the Board. Duane Jenson, a selling shareholder under this prospectus, was a controlling shareholder of Cadapult prior to its acquisition of CGSI. Since Cadapult's acquisition of CGSI in June 1998, Mr. Jenson has had no control over or involvement in Cadapult's operations.

      The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholder. Our registration does not necessarily mean that any selling stockholder will sell all or any of its shares.


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering(1)   Offering(2)
-----------------------------------------------------------------------------------------------------------
Michael W. Levin                  1,569,673(3)          150,000            1,419,673               44.5%
David G. Baker                        4,000               4,000                    0                *
Mitchell K. Baker                     7,000               7,000                    0                *
Louis Beckerman                       8,000               8,000                    0                *
Art Beroff                          150,000              50,000              100,000                3.2%
Helen Beroff                         20,000              20,000                    0                *
Frank E. Blanco                      13,000              13,000                    0                *
Dan Brecher                          30,000(4)           30,000                    0                *
Jeffory L. Broman                    20,000              20,000                    0
Willam V. Catellano                  16,000              16,000                    0                *
Cicero Cinzano Ltd.                  20,000              20,000                    0                *
Michael J. Doolin                     8,000               8,000                    0                *
Dufo Ltd.                             8,000               8,000                    0                *
John Alan and Eileen V. Forrest       8,000               8,000                    0                *
Carolyn J. Gazeley                    8,000               8,000                    0                *
Robin Greitzer                        6,000               6,000                    0                *
Phillip R. and Kathryn W. Haley      10,000              10,000                    0                *
Richard J. Helfman Life
   Insurance Trust                   13,000              13,000                    0                *
Brad P. Herman                       15,000              15,000                    0                *
Barbara Jenson                       20,000              20,000                    0                *
Duane S. Jenson                     115,919              40,000               75,919                2.4%
John G. Kiernan                       8,000               8,000                    0                *
Peter J. Kiernan                      8,000               8,000                    0                *
Stacy S. Kiernan                      2,500               2,500                    0                *
Andrew Eric Koopman                  10,000              10,000                    0                *
James Kramer                          5,000               5,000                    0                *
Harold Kugelman                       1,000               1,000                    0                *
Daniel M. Landis and Valerie
   B. Landis                          4,000               4,000                    0                *
Diane Levin                           8,000               8,000                    0                *
Paul Levin and Brenda Levin          40,000              40,000                    0                *
Michael F. Manion                     4,000               4,000                    0                *
Albert Martin                         4,000               4,000                    0                *
Michael and Susan Meister             5,000               5,000                    0                *
New York New York International
   Limited                           40,000              40,000                    0                *
Joan Glenn Rozansky                   5,000               5,000                    0                *
Joan W. and Glenn Rozansky           16,000              16,000                    0                *
Eunice Share and Nacy Share           8,000               8,000                    0                *
Joseph A. Stanczyk Jr.                2,000               2,000                    0                *
Robert Sydenham                      20,000              20,000                    0                *
Charles and Debbie A. Thomas          8,000               8,000                    0                *
Michele Levitt Tuvel                  9,750               9,750                    0                *
Robert Scott Yates                    2,500               2,500                    0                *
Lynn Wiener                          26,000              26,000                    0                *
Hermine Wiener                        5,000               5,000                    0                *
Robert A. Wiener Trust               20,000              20,000                    0                *
Hermine L. Wiener and Lynn Wiener    16,000              16,000                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering(1)   Offering(2)
-----------------------------------------------------------------------------------------------------------
Alex Allias                             100                 100                    0                *
Matthew Arthur                          100                 100                    0                *
Mark Augustyn                           100                 100                    0                *
Cathy Backman                           100                 100                    0                *
Tracy Backmann                          100                 100                    0                *
Alex Baker                              100                 100                    0                *
Amanda Baker                            100                 100                    0                *
Claudia Baker                           100                 100                    0                *
Danielle Baker                          100                 100                    0                *
Jill Baker                              100                 100                    0                *
Joshua Baker                            100                 100                    0                *
Kenneth Baker                           100                 100                    0                *
Norma Baker                             100                 100                    0                *
Samantha Baker                          100                 100                    0                *
Scott Baker                             100                 100                    0                *
Stephen Baker                           100                 100                    0                *
William Baker                           100                 100                    0                *
Zachary Baker                           100                 100                    0                *
Claire Baldwin                          100                 100                    0                *
Paige Baldwin                           100                 100                    0                *
Sarah Baldwin                           100                 100                    0                *
Elizabeth Beaulieu                      100                 100                    0                *
Madeline Beaulieu                       100                 100                    0                *
Timothy Beaulieu                        100                 100                    0                *
Kevin Benoit                            100                 100                    0                *
Nadine Benoit                           100                 100                    0                *
Brendon Blair                           100                 100                    0                *
Bridget Blair                           100                 100                    0                *
Conner Blair                            100                 100                    0                *
Denise Blair                            100                 100                    0                *
Matthew Blair                           100                 100                    0                *
Edna Blanco                             100                 100                    0                *
Nicholas Bomalaski                      100                 100                    0                *
Rachel Bomalaski                        100                 100                    0                *
Susan Bomalaski                         100                 100                    0                *
Eric Brown                              100                 100                    0                *
William Chadwick                        100                 100                    0                *
James Chippone                          100                 100                    0                *
Garrett Cutler                          100                 100                    0                *
Jordan Cutler                           100                 100                    0                *
Kyle Cutler                             100                 100                    0                *
Taylor Cutler                           100                 100                    0                *



                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering(1)   Offering(2)
-----------------------------------------------------------------------------------------------------------
Shane Daly                              100                 100                    0                *
Suzanne Daly                            100                 100                    0                *
Tucker Daly                             100                 100                    0                *
Sandy Desmond                           100                 100                    0                *
Tim Desmond                             100                 100                    0                *
Troy Desmond                            100                 100                    0                *
Tyler Desmond                           100                 100                    0                *
Diane DeVincentis                       100                 100                    0                *
David Donaldson                         100                 100                    0                *
Brendan Doyle                           100                 100                    0                *
Susan Doyle                             100                 100                    0                *
Erica Eliott                            100                 100                    0                *
Jocelyn Eliott                          100                 100                    0                *
Mark Eliott                             100                 100                    0                *
Jason Ezra                              100                 100                    0                *
Jennifer Farrissey                      100                 100                    0                *
Stacey Fineburg                         100                 100                    0                *
Christina Finn                          100                 100                    0                *
John Finn                               100                 100                    0                *
Mary Grace Finn                         100                 100                    0                *
Laura Flomm                             100                 100                    0                *
Michael Flomm                           100                 100                    0                *
Andrew Forbes                           100                 100                    0                *
Christie Forbes                         100                 100                    0                *
Claire Forbes                           100                 100                    0                *
Duncan Forbes                           100                 100                    0                *
Helen Forbes                            100                 100                    0                *
Alan Forrest                            100                 100                    0                *
Carol Forrest                           100                 100                    0                *
Eileen Forrest                          100                 100                    0                *
Julie Forrest                           100                 100                    0                *
Marc Forrest                            100                 100                    0                *
Marc Julian Forrest                     100                 100                    0                *
Simon Forrest                           100                 100                    0                *
Jane Gailey                             100                 100                    0                *
Kevin Gailey                            100                 100                    0                *
Leanne Garrison                         100                 100                    0                *
Maria Giammichele                       100                 100                    0                *
Richard Girouard Jr.                    100                 100                    0                *
Caroline Glass                          100                 100                    0                *
Diane Glass                             100                 100                    0                *
Gary Glass                              100                 100                    0                *
Gary Glass, Jr.                         100                 100                    0                *
Megan Glass                             100                 100                    0                *
Adam Greitzer                           100                 100                    0                *
Hallie Greitzer                         100                 100                    0                *
Julia Greitzer                          100                 100                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering(1)   Offering(2)
-----------------------------------------------------------------------------------------------------------
Kathleen Halley                         100                 100                    0                *
Louise Halley                           100                 100                    0                *
Anne Marie Hartmann                     100                 100                    0                *
David Harris                            100                 100                    0                *
Kristin Harris                          100                 100                    0                *
David Heritage                          100                 100                    0                *
Shannon Heritage                        100                 100                    0                *
Tatum Heritage                          100                 100                    0                *
Priscilla Horn                          100                 100                    0                *
Jonathan Hurd                           100                 100                    0                *
Keelyn Hurd                             100                 100                    0                *
Roger Hurd                              100                 100                    0                *
Connor Huyler                           100                 100                    0                *
Erica Huyler                            100                 100                    0                *
Garrett Huyler                          100                 100                    0                *
Margaret Huyler                         100                 100                    0                *
Peter Huyler                            100                 100                    0                *
Timothy Huyler                          100                 100                    0                *
Todd Huyler                             100                 100                    0                *
Tracey Hurd                             100                 100                    0                *
Julie Jones                             100                 100                    0                *
Gerald Kaplan                           100                 100                    0                *
Rachel Kaplan                           100                 100                    0                *
Jennifer Kaplan                         100                 100                    0                *
Maury Kaplan                            100                 100                    0                *
Adam Kaplin                             100                 100                    0                *
Dana Kaplin                             100                 100                    0                *
Madeline Kaplin                         100                 100                    0                *
Juliett Kasbar                          100                 100                    0                *
Mary Kasbar                             100                 100                    0                *
Michael Kasbar                          100                 100                    0                *
Robert Keogh                            100                 100                    0                *
Darby Kiernan                           100                 100                    0                *
Jack Kiernan                            100                 100                    0                *
Patrick Kiernan                         100                 100                    0                *
Linda Korzelius                         100                 100                    0                *
Carrie Lagg                             100                 100                    0                *
Joanne Lawson                           100                 100                    0                *
Robert Lawson                           100                 100                    0                *
Teresa Lennon                           100                 100                    0                *
Ruth Levin                              100                 100                    0                *
Abigail Lewis                           100                 100                    0                *
Jane Lewis                              100                 100                    0                *
Jasmine Lewis                           100                 100                    0                *
Sean Lewis                              100                 100                    0                *
Joe Lockhart                            100                 100                    0                *
Michael Lynch                           100                 100                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering(1)   Offering(2)
-----------------------------------------------------------------------------------------------------------
Kevin Martorana                         100                 100                    0                *
Bryan Miskie                            100                 100                    0                *
Jami Miskie                             100                 100                    0                *
Douglas Montgomery                      100                 100                    0                *
Judy Montgomery                         100                 100                    0                *
Emily Morales                           100                 100                    0                *
Eric Morales                            100                 100                    0                *
Tara Morales                            100                 100                    0                *
Kathleen Morande                        100                 100                    0                *
Betsy Morret                            100                 100                    0                *
Adrienne Mortimer                       100                 100                    0                *
Kathie Mortimer                         100                 100                    0                *
George Mortimer, Jr.                    100                 100                    0                *
Lucille R. Mortimer                     100                 100                    0                *
Marsiglia Moscia                        100                 100                    0                *
Brendan Mullen                          100                 100                    0                *
Karen Mullen                            100                 100                    0                *
Michael Mullen                          100                 100                    0                *
Patrick Mullen                          100                 100                    0                *
James Nichols                           100                 100                    0                *
Patty O'Donoghue                        100                 100                    0                *
John O'Donoghue                         100                 100                    0                *
Maureen O'Hara                          100                 100                    0                *
Dave O'Neil                             100                 100                    0                *
Alyssa Palatiello                       100                 100                    0                *
Jenna Palatiello                        100                 100                    0                *
Aran Parillo                            100                 100                    0                *
Matthew Parillo                         100                 100                    0                *
Caroline Pericelli                      100                 100                    0                *
Phillip Pericelli                       100                 100                    0                *
Shannon Reiner                          100                 100                    0                *
Audrey Ritter                           100                 100                    0                *
Edward Ritter                           100                 100                    0                *
Karen Rocasecca                         100                 100                    0                *
Melissa Rogers                          100                 100                    0                *
Robert Rogers                           100                 100                    0                *
Dana Rozansky                           100                 100                    0                *
Jordan Rozansky                         100                 100                    0                *
Arthur Schatz                           100                 100                    0                *
Elizabeth Scipione                      100                 100                    0                *
Brian Shannon                           100                 100                    0                *
Harvey Share                            100                 100                    0                *
Alex Stanczyk                           100                 100                    0                *
Brenna Stanczyk                         100                 100                    0                *
Lonnie Stanczyk                         100                 100                    0                *


                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering(1)   Offering(2)
-----------------------------------------------------------------------------------------------------------
Tricia Tancredi                         100                 100                    0                *
Janelle Temple                          100                 100                    0                *
Gustavo Torres                          100                 100                    0                *
Alex Towery                             100                 100                    0                *
Eunice Towery                           100                 100                    0                *
Jacob Towery                            100                 100                    0                *
Dr. Owen Brooker Towery III             100                 100                    0                *
Christine Turso                         100                 100                    0                *
Grace Turso                             100                 100                    0                *
Michael Turso                           100                 100                    0                *
Michael John Turso                      100                 100                    0                *
Brooks S. Yates                         100                 100                    0                *
Jacqui Coffey                           100                 100                    0                *
James S. Yates                          100                 100                    0                *
Kate Yates                              100                 100                    0                *
Marilyn Yates                           100                 100                    0                *
Pauline Yates                           100                 100                    0                *
Samantha Yates                          100                 100                    0                *
Olga Wilson                             100                 100                    0                *
                                  ---------             -------            ---------
      TOTAL                       2,367,342             771,750            1,595,592
                                  =========             =======            =========

______
(1) Based on 3,137,460 shares of common stock issued and outstanding on October 28, 1999.
(2) The symbol "*" indicates less than 1% ownership of Cadapult's outstanding shares of common stock after this offering.
(3) Include beneficial ownership of 52,000 shares held by his minor children and includes exercisable 5-year options to acquire 51,223 shares of common stock. Excludes performance based options to acquire 500,000 shares of common stock, of which no options have vested.
(4)   Excludes unexercised warrants to acquire 50,000 shares of common stock.

                             PLAN OF DISTRIBUTION

      The shares of common stock may be offered and sold from time to time by the selling stockholders at various times in transactions:

            - in the over-the-counter market;
            - to purchasers directly;
            - in ordinary brokerage transactions in which the broker solicits purchasers;
            - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
            - block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction;
            - in connection with short sales;
            - in any combination of one or more of these methods; or
            - in any other lawful manner.

      Selling stockholders may sell their shares of common stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices, or at a combination of such prices.

      Selling stockholders may use dealers, agents or underwriters to sell its shares. If this happens, the dealers, agents or underwriters may receive compensation in the form of discounts or commissions from the selling stockholder or from the purchaser(s) of shares or from both (which compensation to a particular broker might be in excess of customary compensation).

      Selling stockholder and any dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" (as this term is defined in the Securities
Act). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of such shares offered by this prospectus, may be deemed to be underwriting commissions or discounts under the Securities Act.

      We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain:

            - the name or names of the underwriters;
            - whether the underwriters are acting as principals or agents;
            - the compensation to be received by an underwriter; and
            - the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

      Underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us for payments the underwriters may be required to make in connection with certain civil liabilities. These underwriters may engage in transactions with, or perform services for, us for customary compensation.

      We will pay for substantially all of the expenses incident to the offer and sale of the shares of common stock offered by the selling stockholders using this prospectus. The selling stockholders will pay applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts.

      To comply with the securities laws of certain states, the shares of common stock offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

      The offering of the shares of common stock pursuant to this prospectus will terminate on the earlier of the time when the shares of common stock:
(i) have been sold by the selling stockholders pursuant to this prospectus;
(ii) the time when all of the shares of common stock are eligible to be sold pursuant to Rule 144(k) under the Securities Act; or (iii) this prospectus is no longer effective.

      In August 1998, we filed a registration statement on Form S-8 for our 1998 Stock Option Plan under which we may issue options that may be exercised for up to 500,000 shares of common stock. We granted certain employees, 5-year and 10-year incentive stock options to purchase 295,381 shares, of which 88,229 options are presently exercisable, at prices of $1.25 to $4.00 per share. Executive officers and directors have been granted the following options pursuant to the 1998 Stock Option Plan: Michael W. Levin, 5-year options to purchase 51,223 shares at $1.375; Frances Blanco, 10-year options to purchase 7,741 shares at $1.25; Duncan Huyler, 10-year options to purchase 9,265 shares at $1.25; and Paul Baker, 10-year options to purchase 3,000 shares at $2.00 and 30,000 shares at $3.31.


                                  OUR COMMON STOCK

General

      Our authorized capital consists of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of October 28, 1999, 3,137,460 shares of common stock were issued and outstanding and there were no issued or outstanding shares of preferred stock.

Common Stock

      The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of Cadapult's directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of Cadapult's directors.

       The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon the liquidation, dissolution, or winding up of Cadapult, the assets legally available for distribution to the stockholders will be distributed equally among the holders of the shares, subject to the rights of the holders of our preferred stock.

       We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

Delaware Law

      We are subject to Section 203 of the Delaware General Corporation
Law. This statute generally prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) prior to the date at which the person became an interested stockholder, the board of directors approved either the business combination or the transaction in which the person becomes an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the person becomes an interested stockholder; or (iii) the business combination is approved by the board of directors and by at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date such person became an interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include mergers, consolidations, stock sales, asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

Transfer Agent

      Continental Stock & Transfer Company, New York, New York, is our transfer agent and registrar for our common stock.

Market Information

      Beginning July 10, 1998, Cadapult's common stock was quoted on the OTC Bulletin Board under the symbol "GRFX". The following table sets forth for the periods indicated, the high and low closing bid prices for a share of the common stock as reported by the OTC Bulletin Board.

                             Fiscal Year 1999          Fiscal Year 2000
                            ------------------        ------------------
Quarter Ended                High        Low           High        Low
-------------               -------    -------        ------     -------
September 30                $ 4.00     $ 2.00         $ 2.562    $ 1.937
December 31                 $ 3.620    $ 2.125
March 31                    $ 3.250    $ 1.75
June 30                     $ 3.562    $ 2.50

      The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Holders

      The approximate number of holders of record of Cadapult's common stock as of October 28, 1999 was 387. As of that date, there were approximately 450 beneficial stockholders, including stockholders holding stock under nominee security position listings.

Dividends

      We have never declared any cash dividends on the common stock at any time. We may pay dividends on our preferred stock, if and when issued, under such terms as may be set forth in a preferred stock designation. Future cash dividends on the common stock, if any, will be at the discretion of Cadapult's Board of Directors and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may consider important.

                                 LEGAL MATTERS

      Our counsel, Law Offices of Dan Brecher, New York, New York, is giving us an opinion on the validity of the shares offered by this prospectus. Dan Brecher, the sole principal of the law firm, owns 30,000 shares of common stock and warrants to purchase 50,000 shares of common stock of Cadapult, and he is a selling stockholder of 30,000 shares under this prospectus.

                                    EXPERTS

      The financial statements of Cadapult for the year ended June 30, 1999, the two months ended June 30, 1998, and the year ended April 30, 1998, included in this prospectus have been audited by Wiss & Company, LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cadapult of expenses incurred or paid by a director, officer or controlling person of Cadapult in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Cadapult is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

                   INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE

Financial Report - June 30, 1999                                        F-1
Financial Statements - Quarter Ended September 30, 1999 (Unaudited)     F2-1
Financial Statements of Tartan Technical, Inc. (Businesses Acquired)    F3-1
   and Pro Forma Financial Information

                        CADAPULT GRAPHIC SYSTEMS, INC.
                       Financial Report - June 30, 1999


Independent Auditors' Report                                      F-2
Balance Sheet                                                     F-3
Statement of Operations                                           F-4
Statement of Changes in Shareholders' Equity                      F-5
Statement of Cash Flows                                           F-6
Notes to Financial Statements                                     F-8

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders of Cadapult Graphic Systems, Inc.


We have audited the accompanying balance sheets of Cadapult Graphic Systems, Inc. as of June 30, 1999 and June 30, 1998 and the related statements of operations, changes in shareholders' equity and cash flows for the year ended June 30, 1999, the two months ended June 30, 1998 and the year ended April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadapult Graphic Systems, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for the periods indicated above in conformity with generally accepted accounting principles.


                                                /s/ Wiss & Company
                                                WISS & COMPANY, LLP


Livingston, New Jersey
August 18, 1999

                        CADAPULT GRAPHIC SYSTEMS, INC.

                                BALANCE SHEETS

                                                                 June 30,
                                                      ------------------------------
                       ASSETS                             1999              1998
                                                      ------------      ------------
CURRENT ASSETS:
  Cash                                                $     33,157      $     22,821
  Accounts receivable, less allowance for doubtful
    accounts of $35,000 in 1999 and $22,500 in 1998      1,950,399         1,653,624
  Attorney escrow                                              -             320,000
  Inventories                                            1,276,621         1,016,381
  Prepaid and refundable income taxes                          -              46,295
  Prepaid expenses and other current assets                 77,471            38,591
                                                      ------------      ------------
      Total Current Assets                               3,337,648         3,097,712
                                                      ------------      ------------

PROPERTY AND EQUIPMENT, NET                                627,029           232,023
                                                      ------------      ------------

OTHER ASSETS:
  Goodwill and other intangible assets, net                835,889           410,195
  Deferred acquisition costs                                34,542               -
  Security deposits                                         33,523            31,343
                                                      ------------      ------------
                                                           903,954           441,538
                                                      ------------      ------------
                                                      $  4,868,631      $  3,771,273
                                                      ============      ============

      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable to bank                                $  1,677,024      $    695,000
  Current maturities of long-term debt                      87,547            89,219
  Accounts payable                                       1,710,861         1,940,770
  Accrued expenses and other current liabilities           131,767           131,510
  Due to officer                                               -              20,000
  Deferred revenues                                        294,089           144,600
                                                      ------------      ------------
      Total Current Liabilities                          3,901,288         3,021,099
                                                      ------------      ------------

OTHER LIABILITIES:
  Long-term debt, less current maturities                   69,445           156,992
  Notes payable to affiliates                               20,832            20,832
                                                      ------------      ------------
                                                            90,277           177,824
                                                      ------------      ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  common stock, .001 par value,
    Authorized 20,000,000 shares; issued 3,058,308
    shares in 1999 and 2,583,518 in 1998                     3,058             2,583
  Additional paid-in capital                             1,171,782           423,167
  Retained earnings (deficit)                             (297,774)          146,600
                                                      ------------      ------------
      Total Shareholders' Equity                           877,066           572,350
                                                      ------------      ------------
                                                      $  4,868,631      $  3,771,273
                                                      ============      ============

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                           STATEMENTS OF OPERATIONS


                                                                       Two Months      Year Ended
                                                      Year Ended     Ended June 30,     April 30,
                                                     June 30, 1999        1998            1998
                                                     -------------   --------------    ----------
NET SALES                                             $10,227,628      $1,623,754      $7,103,906
                                                      -----------      ----------      ----------

COSTS AND EXPENSES:
  Cost of sales                                         7,442,239       1,282,495       5,174,402
  Selling, general and administrative expenses          3,069,682         472,766       2,138,915
                                                      -----------      ----------      ----------
                                                       10,511,921       1,755,261       7,313,317
                                                      -----------      ----------      ----------

LOSS FROM OPERATIONS                                     (284,293)       (131,507)       (209,411)
                                                      -----------      ----------      ----------

OTHER EXPENSE (INCOME):
  Interest expense, net                                   160,081          21,894          90,829
  Gain on sale of equipment                                   -               -           (18,500)
                                                      -----------      ----------      ----------
                                                          160,081          21,894          72,329
                                                      -----------      ----------      ----------

LOSS BEFORE INCOME TAXES (CREDITS)                       (444,374)       (153,401)       (281,740)
                                                      -----------      ----------      ----------

INCOME TAXES (CREDITS):
  Current                                                     -               -           (39,698)
  Deferred                                                    -               -           (22,800)
                                                      -----------      ----------      ----------
                                                              -               -           (62,498)
                                                      -----------      ----------      ----------


NET LOSS                                              $  (444,374)     $ (153,401)     $ (219,242)
                                                      ===========      ==========      ==========

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                                         2,844,819       2,019,677       1,622,682
                                                      ===========      ==========      ==========

NET LOSS PER COMMON SHARE -
  BASIC AND DILUTED                                   $      (.16)     $     (.08)     $     (.14)
                                                      ===========      ==========      ==========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                              Additional     Retained         Total
                                         common stock           Paid-in      Earnings     Shareholders'
                                    ----------------------
                                      Shares       Amount       Capital      (Deficit)        Equity
                                    ----------    --------    -----------    ---------      ---------
BALANCES, APRIL 30, 1997             1,548,450    $    300    $       -      $ 519,243      $ 519,543

YEAR ENDED APRIL 30, 1998:
  Sale of common stock to
    employees                          101,550         102         44,898          -           45,000
  Change in par value                      -         1,248         (1,248)         -              -
  Net loss                                 -           -              -       (219,242)      (219,242)
                                    ----------    --------    -----------    ---------      ---------

BALANCES, APRIL 30, 1998             1,650,000    $  1,650    $    43,650    $ 300,001      $ 345,301

TWO MONTHS ENDED JUNE 30, 1998:
  Sale of common stock through
    private placement                  256,000         256        319,744          -          320,000
  Issuance of common stock upon
    conversion of note payable          40,000          40         49,960          -           50,000
  Issuance of common stock in
    connection with merger             571,450         571           (571)         -              -
  Issuance of common stock for
    services                            66,068          66         10,384          -           10,450
  Net loss                                 -           -              -       (153,401)      (153,401)
                                    ----------    --------    -----------    ---------      ---------

BALANCES, JUNE 30, 1998              2,583,518       2,583        423,167      146,600        572,350

YEAR ENDED JUNE 30, 1999:
  Sale of common stock through
    private placement                  228,000         228        249,772          -          250,000
  Issuance of common stock for
    acquisition - Tartan                92,850          93        185,607          -          185,700
  Issuance of warrants for legal
    services                               -           -           20,510          -           20,510
  Sale of common stock through
    private placement                   67,750          68        120,432          -          120,500
  Issuance of common stock for
    acquisition - WEB                   86,190          86        172,294          -          172,380
  Net loss                                 -           -              -       (444,374)      (444,374)
                                    ----------    --------    -----------    ---------      ---------

BALANCES, JUNE 30, 1999              3,058,308    $  3,058    $ 1,171,782    $(297,774)     $ 877,066
                                    ==========    ========    ===========    =========      =========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                           STATEMENTS OF CASH FLOWS

                                                             Year Ended       Two Months        Year Ended
                                                              June 30,      Ended June 30,       April 30,
                                                                1999             1998               1998
                                                            -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $  (444,374)      $  (153,401)      $  (219,242)
  Adjustments to reconcile net loss to  net cash
    flows from operating activities:
      Depreciation and amortization                             180,494            19,063            73,525
      Gain on sale of equipment                                     -                 -             (18,500)
      Deferred income taxes                                         -             (10,000)          (22,800)
      common stock and warrants for services                     20,510            10,450               -
      Provision for bad debts                                     6,000               -                 -
      Changes in operating assets and liabilities:
        Accounts receivable                                      89,130          (538,646)          394,474
        Inventories                                             170,259          (236,454)           (7,528)
        Prepaid and refundable income taxes                      46,295               -             (46,295)
        Prepaid expenses and other current assets                35,710            11,855           (91,318)
        Security deposits                                        (2,180)              -              (4,852)
        Accounts payable                                       (473,241)          914,997             9,523
        Accrued expenses and other current liabilities              255           (41,971)          137,596
        Deferred revenues                                       149,489           (11,748)           26,322
                                                            -----------       -----------       -----------
          Net cash flows from operating activities             (221,653)          (35,855)          230,905
                                                            -----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                          (303,271)           (4,069)         (105,703)
  Proceeds from sale of equipment                                   -                 -              18,500
  Purchase of intangible assets                                (102,350)              -                 -
  Cost of net assets of acquired business                      (242,200)              -            (546,431)
  Deferred acquisition costs                                    (34,542)              -                 -
                                                            -----------       -----------       -----------
          Net cash flows from investing activities             (682,363)           (4,069)         (633,634)
                                                            -----------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Note payable to bank, net                                     333,071          (305,000)          450,000
  Proceeds of long-term debt                                        -                 -             250,000
  Payments on long-term debt                                    (89,219)          (14,823)          (10,147)
  Attorney escrow account                                       320,000          (320,000)              -
  Advances from officer                                         (20,000)              -              20,000
  Sale of common stock                                          370,500           320,000            45,000
                                                            -----------       -----------       -----------
          Net cash flows from financing activities              914,352          (319,823)          754,853
                                                            -----------       -----------       -----------

NET CHANGE IN CASH                                               10,336          (359,747)         (352,124)

CASH, BEGINNING OF PERIOD                                        22,821           382,568            30,444
                                                            -----------       -----------       -----------

CASH, END OF PERIOD                                         $    33,157       $    22,821       $   382,568
                                                            ===========       ===========       ===========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                           STATEMENTS OF CASH FLOWS
                                  (Continued)

                                                             Year Ended       Two Months        Year Ended
                                                              June 30,      Ended June 30,       April 30,
                                                                1999             1998               1998
                                                            -----------      ------------       -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                             $   155,846       $    21,894       $    94,377
                                                            ===========       ===========       ===========
  Income taxes paid                                         $       -         $       -         $     5,032
                                                            ===========       ===========       ===========
  Issuance of common stock upon conversion of
    Note payable to related party                           $       -         $    50,000       $       -
                                                            ===========       ===========       ===========

Non cash investing activity -
  Acquisition of business:
    Fair value of assets acquired                           $ 1,459,457       $       -         $   865,115
    Fair value of liabilities assumed                           859,177               -             318,684
    Fair value of common stock issued                           358,080               -                 -
                                                            -----------       -----------       -----------
      Net cash payment                                      $   242,200       $       -         $   546,431
                                                            ===========       ===========       ===========

                See accompanying notes to financial statements.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1  -  NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES:

      Nature of the Business - Cadapult Graphic Systems, Inc. (the "Company") provides computer graphic systems, peripherals, supplies, training and service to visual communicators and graphics professionals. The Company is a systems integrator and a value added dealer/reseller of computer graphics equipment and supplies to customers. The Company has its corporate headquarters in New Jersey and has offices in Massachusetts, Albany and New York City, New York and Pennsylvania.

      Estimates and Uncertainties (The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

      Revenue Recognition - Revenue is recognized at the point of shipment for goods sold, and ratably through the duration of service contracts. Deferred revenue consists principally of billings on service contracts prior to rendering related services.

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consists primarily of cash and unsecured trade receivables. The Company maintains its cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At June 30, 1999, the Company has uninsured balances totalling approximately $150,000.

      Concentrations of credit risk with respect to all trade receivables are considered to be limited due to the quantity of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral. Management feels that credit risk beyond the established allowance at June 30, 1999 is limited.

      Inventories - Inventories are stated at the lower of cost (specific identification method) or market.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      Property and Equipment - Property and equipment are stated at cost.
The Company provides for depreciation using the straight-line and accelerated methods by charges to income at rates based upon the recovery periods of 5 to 7 years for furniture and equipment and over the useful lives or the lease term, if shorter, for leasehold improvements.

      Goodwill and Other Intangible Assets - Goodwill consists of the excess of cost over fair market value of the net assets of the acquired business. The intangible assets are being amortized on the straight-line method over the following years:

                                                            Life (Years)
                                                            ------------
                 Goodwill                       $781,670          15
                 Covenants-not-to-compete         51,000         3-5
                 Financing costs                  74,880         1-3
                                                --------
                                                 907,550
                 Accumulated amortization         71,661
                                                --------
                                                $835,889
                                                ========

      The carrying value of intangible assets is periodically reviewed by the Company based on expected future undiscounted operating cash flows. Based upon its most recent analysis, the Company believes that no material impairment exists at June 30, 1999.

      Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.

      Employee Benefit Plan - The Company has a 401(k) savings/retirement plan for all of its eligible employees. The plan allows for employee contributions to be matched by the Company on a pro-rata basis. Contributions made by the Company for the year ended June 30, 1999, the two months ended June 30, 1998 and the year ended April 30, 1998, were $14,502, $1,401 and $10,461, respectively.

      Deferred Acquisition Costs - Acquisition costs have been deferred, pending the outcome of the negotiations. If the acquisition is completed, these costs will be capitalized; otherwise they will be charged to expense.

      Net Loss Per Share - Basic and diluted loss per share are based upon the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      Stock Options - The Company accounts for stock option grants using the intrinsic value based method prescribed by APB Opinion No. 25. Since the exercise price equaled or exceeded the estimated fair value of the underlying shares at the date of grant, no compensation was recognized in 1999 and 1998 for stock option grants.

      Had compensation cost been based upon fair value of the option on the date of grants, as prescribed by SFAS No. 123, the Company's proforma net loss and net loss per share would have been $1,018,000 and $.36 in 1999 and $288,000 and $.14 for the two months ended June 30, 1998 using the Black-Scholes option pricing model. The proforma net loss and net loss per share for the year ended April 30, 1998 would not have been materially different.

      The fair value of options granted in 1999 and 1998 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions, respectively: risk-free interest rates of 6.0%, dividend yield of 0.0%, volatility factors of the expected market price of the Company's common stock of 108% and a weighted-average expected life of the options of five years.

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of normal publicly traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employees stock options.

      Recently Issued Accounting Standards - In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities and will be adopted in the year ended June 30, 2000. The Company does not engage in, nor does it expect to engage in derivative or hedging activities, and therefore, the Company anticipates that the adoption of this statement will have no impact on its financial statements.

      Change in Fiscal Year - On June 24, 1998, the Company elected to change from an April 30 to June 30 fiscal year. Therefore, the accompanying financial statements include transitional financial statements for the two months ended June 30, 1998. It is not practicable and cannot be cost justified to furnish financial statements for the corresponding period of the prior year; accordingly, unaudited financial data for the two months ended June 30, 1997 follow which is the corresponding period. There were no seasonal factors that affect the comparability of information or trends reflected.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


                  Net sales                           $ 821,623
                                                      =========
                  Gross profit                        $ 207,051
                                                      =========
                  Income tax credit                   $ (47,800)
                                                      =========
                  Net loss                            $(128,992)
                                                      =========
                  Net loss per share                    $  (.08)
                                                        =======

NOTE 2  -  PURCHASE OF BUSINESSES:

      On January 7, 1999, the Company issued 185,700 shares of its unregistered and restricted common stock in exchange for certain assets and the assumption of certain liabilities of Tartan Technical, Inc. ("Tartan") a Massachusetts corporation. The assets purchased included accounts receivable, inventories, property and equipment and the liabilities included notes payable and accounts payable. The excess of the purchase price and related costs over the fair value of the net liabilities assumed ($321,789) was allocated to goodwill. Currently, 92,850 of the shares are held in escrow pursuant to the resolution of a contingency based on Tartan achieving certain gross profit levels over the next two years. When the contingency is resolved, some or all of the 92,850 shares will either be recorded by the Company as an additional cost of Tartan, or cancelled.

      Effective June 18, 1999, the Company acquired for $242,200 in cash and the issuance of 172,380 shares of its unregistered and restricted common stock, certain assets and assumed certain liabilities of WEB Associates, Inc. ("WEB") a Pennsylvania corporation. The assets purchased included accounts receivable, inventories, property and equipment and a covenant not-to-compete ($1,000) and the liabilities included accounts payable. The excess of the purchase price and related costs over the fair value of net assets ($89,996) was allocated to goodwill. Currently, 86,190 of the shares are held in escrow pursuant to the resolution of a contingency based on WEB achieving certain gross profit levels over the next two years. When the contingency is resolved, some or all of the 86,190 shares will either be recorded by the Company as an additional cost of WEB, or cancelled.

      The following unaudited pro forma consolidated results of operations for the years ended June 30, 1999 and April 30, 1998, assumes the Tartan and WEB acquisition had occurred on May 1, 1997 giving effect to purchase accounting adjustments and financing. The pro forma results have been prepared for informational purposes only and do not reflect any benefit from economies, which might be achieved from combined operations. The pro forma results do not represent results which would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


                                                     Two Months
                                    Year Ended          Ended        Year Ended
                                     June 30,         June 30,        April 30,
                                       1999             1998            1998
                                    -----------      ----------      -----------
      Net sales                     $14,250,322      $2,521,860      $15,980,206
                                    ===========      ==========      ===========
      Net loss                      $  (556,819)     $ (195,215)     $   (36,617)
                                    ===========      ==========      ===========
      Basic and diluted loss
      per share                            (.19)           (.08)            (.02)
                                    ===========      ==========      ===========


NOTE 3  -  PROPERTY AND EQUIPMENT:

      Property and equipment are summarized as follows:

                                                                      June 30,
                                                            ----------------------------
                                                                1999             1998
                                                            -----------      -----------
            Office equipment                                $   997,359      $   598,931
            Furniture and fixtures                              165,213          129,109
            Automobiles                                          65,379           65,379
            Leasehold improvements                               98,568           18,624
                                                            -----------      -----------
                                                              1,326,519          812,043
            Less: Accumulated depreciation and
                   amortization                                 699,490          580,020
                                                            -----------      -----------
                                                            $   627,029      $   232,023
                                                            ===========      ===========


NOTE 4  -  NOTE PAYABLE TO BANK:

      The Company has an agreement with a bank under which it can borrow up to $6,000,000 under a revolving line-of-credit, subject to availability of collateral. Borrowings bear interest at 2% over the bank's base rate, are payable on demand and are collateralized by all assets of the Company.

      Advances under the note payable to bank become immediately due and payable if certain financial covenants, as defined in the loan agreements, are not met.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 5  -  LONG-TERM DEBT:

      A summary of long-term debt follows:

                                                            Interest                June 30,
                                                                           --------------------------
                       Description                            Rate            1999            1998
            ---------------------------------------         --------       ----------     -----------
            Loan payable in monthly installments of
              $6,944 plus interest through April
              2001, collateralized by all assets of         1% over
              the Company                                    prime         $  152,778     $  236,111

            Loan payable in monthly installments of
              principal and interest of $543 through
              February 2000, collateralized by an
              automobile                                     8.49%              4,214          10,100
                                                                           ----------     -----------
                                                                              156,992         246,211
            Less:  Current maturities                                          87,547          89,219
                                                                           ----------     -----------
                                                                           $   69,445     $   156,992
                                                                           ==========     ===========

      Long-term debt at June 30, 1999 matures as follows:

                  Year Ending June 30,
                  --------------------
                          2000                                              $ 87,547
                                                                            --------
                          2001                                                69,445
                                                                            $156,992
                                                                            ========


NOTE 6  -  INCOME TAXES:


      The components of income taxes are summarized as follows:

                                    Year Ended    Two Months Ended   Year Ended
                                     June 30,         June 30,        April 30,
                                       1999             1998            1998
                                    -----------      ----------      -----------
            Current:
               Federal              $       -        $      -        $   (45,390)
               State and local              -               -              5,692
                                    -----------      ----------      -----------
                                            -               -            (39,698)
                                    -----------      ----------      -----------

            Deferred:
               Federal                      -               -            (15,100)
               State and local              -               -             (7,700)
                                    -----------      ----------      -----------
                                            -               -            (22,800)
                                    -----------      ----------      -----------
                                    $       -        $      -        $   (62,498)
                                    ===========      ==========      ===========

                                     F-13

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      The Company recognizes deferred tax assets, net of applicable reserves, related to net operating loss carryforwards and certain temporary differences. The Company is required to recognize a future tax benefit to the extent that realization of such benefit is more likely than not. Otherwise a valuation allowance is applied. At June 30, 1999, the Company believes that the "more likely than not" criteria have not been met, and accordingly, a valuation allowance has been recognized.

      The Company has available net operating loss carryforwards of approximately $480,000 which expire through 2019. The Company's utilization of it net operating loss carryforwards may be limited pursuant to Internal Revenue Code Section 382 if cumulative changes in ownership are in excess of 50% within a three-year period.

      A reconciliation of income tax benefit provided at the federal statutory rate (34%) to income tax benefit is as follows:

                                          Year Ended   Two Months Ended    Year Ended
                                           June 30,         June 30,        April 30,
                                             1999             1998            1998
                                          -----------      ----------      -----------
      Income tax benefit computed at
        federal statuary rate             $  (151,087)     $  (52,156)     $   (95,792)
          Permanent and other items           (17,913)         17,156           20,294
          Change in valuation allowance       169,000          35,000           13,000
                                          -----------      ----------      -----------
                                          $       -        $      -        $   (62,498)
                                          ===========      ==========      ===========

      Significant components of the Company's deferred tax assets are as follows:

                                                             June 30,
                                                      ---------------------
                                                        1999         1998
                                                      --------     --------
      Deferred tax assets
        Net operating loss carryforwards              $193,000     $ 33,000
        Accruals and reserves                           24,000       15,000
                                                      --------     --------
                                                       217,000       48,000
          Less: valuation allowance                    217,000       48,000
                                                      --------     --------
            Total deferred tax assets                 $    -       $    -
                                                      ========     ========

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 7  -   SHAREHOLDERS' EQUITY:

      a)    Merger:

            Pursuant to an Agreement and Plan of Reorganization dated June 5, 1998, the stockholders of the Company exchanged all their shares of stock owned for 1,650,000 shares (72%) of $.001 par value common stock of Seafoods Plus, Ltd. ("SPL"), an inactive public company with nominal assets. Under the agreement, the Company became a wholly-owned subsidiary of SPL, and then merged with SPL in 1998. The merger was recorded as a recapitalization of the Company and an issuance of shares to SPL's shareholders on June 5, 1998. The Company will continue operating as Cadapult Graphic Systems, Inc.

            All references to the Company's common stock in the 1998 balance sheet, the 1998 statements of operations and notes to the financial statements retroactively reflect Cadapult's operations and the recapitalization.

      b)    Stock Compensation Plan:

            The Company has an incentive stock option (the "1998 Plan"), pursuant to which 500,000 of the Company's authorized but unissued shares of common stock have been reserved for issuance of stock options. The stock options (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) entitle the holder to purchase shares of the Company's common stock for up to ten years from the date of grant (five years for persons owning more than 10 percent of the total combined voting power of the Company) at a price not less than the fair market value (110% of fair market value for persons owning more than 10% of the combined voting power of the Company) of the common stock on the date of grant. In general, any employee, director, officer or exclusive agent of, advisor or consultant to, the Company or a related entity is eligible to participate in the Plan. The stock options are nontransferable, except upon death. Pursuant to the Plan, certain key employees, members of the Board of Directors and the President were granted five and ten year incentive stock options to purchase an aggregate total of 317,893 shares, net of forfeitures, at a weighted average exercise price of $1.93 per share. A total of 174,443 shares with a weighted average exercise price of $1.69 are exercisable at June 30, 1999.

            The Company granted its President five year stock options to purchase up to 500,000 shares which vest upon the Company attaining certain specified milestones and are exercisable at $1.375 per share and expire in June 2003.

            The Company granted two employee's five year stock options to purchase up to 100,000 shares which vest upon the Company attaching certain specified milestones and are exercisable at $2.00 per share and expire in March 2004.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      c)    Private Placements:

            In August 1998 the Company completed a private placement through the sale of 524,000 shares of its common stock for net proceeds of approximately $620,000, including conversion of a $50,000 note payable to a related party.

            In June 1999, the Company sold 67,750 shares of its common stock for $2.00 per share for net proceeds of approximately $120,500.

      d)    Warrants:

            In August 1998, and February 1999, the Company issued 105,000 warrants to purchase its common stock at between $4.00-$5.00 per share in exchange for legal services. The warrants, which had a value of $20,510, using the Black-Scholes pricing model, expire through February 15, 2004.

      e)    Amendments to Certificate of Incorporation:

            In August 1999, the Company's Board of Directors amended the certificate of incorporation reducing the number of authorized shares of $.001 par value common stock to twenty million shares and authorized five million shares of $.001 par value preferred stock.

NOTE 8  -   COMMITMENTS AND CONTINGENCIES:

      Leases - The Company leases its premises under lease agreements which expire through 2002 and an automobile and equipment under operating leases that expire in 2002. Future minimum lease payments are as follows:

                  Year Ending June 30,
                  --------------------
                          2000                        $152,175
                          2001                         108,639
                          2002                          73,370
                                                      --------
                                                      $334,184
                                                      ========

      Rent expense amounted to $198,199, $31,755 and $176,463 for the year ended June 30, 1999, the two months ended June 30, 1998 and the year ended April 30, 1998, respectively.

      Employment Agreements - On May 1, 1998, the Company entered into a five year employment agreement with its President for a base salary of $130,000 per annum subject to certain adjustments and three year employment agreements with three employees providing for aggregate compensation of $255,000 per annum. In 1999, the Company entered into two year employment agreements with three employees providing for aggregate compensation of $142,000 per annum.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      Litigation - In August 1999, the Company's attorneys filed a civil action in the Superior Court of New Jersey on behalf of the Company which alleges that the supplier referred to in Note 9 improperly cancelled the Company's participation in certain programs which provided the Company with preferential pricing, business leads and various additional rebates and incentives. In part, the action charges the supplier with alleged violation of the New Jersey Antitrust Act, breach of contract and unfair competition.

NOTE 9  -  MAJOR SUPPLIER:

      Direct purchases from one supplier accounted for approximately 34% of total purchases in 1999 and 50% in 1998. At June 30, 1999, this supplier accounted for approximately 22% of the Company's accounts payable. If the supplier fails to provide the required inventories, it may have a negative impact on the Company. (See Note 8).

NOTE 10  -  SUBSEQUENT EVENTS (Unaudited):

      Private Offering - On August 19, 1999, the Company entered into a letter of intent with a placement agent wherein the placement agent will, on a best efforts basis, offer up to $5,000,000 of the Company's convertible adjustable preferred stock to accredited investors. Each unit will be priced at $10.00 and include one share of Series A Preferred Stock ("Series A") and two warrants to purchase a total of two shares of common stock for $4.50. Dividends on Series A stock will accrue at the rate of 11.50% per annum and are payable quarterly. Each Series A share is convertible at the option of the holder beginning 30 days after closing (no later than December 31, 1999) at a rate of 3.077 shares of common stock for one share of Series A. The conversion price shall adjust to 75% of the average bid price for the 90 days preceding the 24th month anniversary of the closing of the offering and again on the 48th month anniversary. Under no circumstances can a new conversion price be below $2.00 per share.

      The Series A stock will be callable by the Company at $15.00 per share at any time Holders have the right to convert upon receipt of the call notice.

      The Company has agreed to register all of the shares of common stock necessary for the conversion of the Series A stock and all shares of common stock underlying warrants within 90 days of the closing of the offering.

                        CADAPULT GRAPHIC SYSTEMS, INC.

                        NOTES TO FINANCIAL STATEMENTS


      The placement agent's fee will include a commission and a nonaccountable expense allowance equal to 13% of the proceeds of the offering, five year warrants to purchase up to 215,000 shares of the Company's common stock at $1.65 per share and up to 500,000 shares of the Company's common stock at $3.75 per share. The value of the warrants will be recognized as a cost of issuance of the Series A shares.

      Purchase of Business - On September 7, 1999 Media Sciences, Inc., a newly formed wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement ("Agreement") with ultraHue, Inc., a New Mexico corporation. The Company has agreed to purchase certain assets and assume certain liabilities of ultraHue for $3,500,000. The obligation of the company to purchase the assets is contingent upon the Company obtaining financing not less than $3,000,000 to fund the purchase. In the event the Company does not obtain such financing by December 7, 1999, either party shall have the option to terminate the Agreement.

                       CADAPULT GRAPHIC SYSTEMS, INC.
     Financial Statements - Quarter Ended September 30, 1999 (Unaudited)


Consolidated Balance Sheets as of September 30,                   F2-2
   1999 and June 30, 1999
Consolidated Statements of Operation For the Three                F2-3
   Months Ended September 30, 1999 and 1998
Consolidated Statement of Changes in Shareholder's                F2-4
   Equity For the Three Months Ended September 30, 1999
Consolidated Statements of Cash Flows For the Three               F2-5
   Months Ended September 30, 1999 and 1998
Notes to Consolidated Financial Statements                        F2-6






                                     F2-1

               Cadapult Graphic Systems, Inc. and Subsidiaries
                         Consolidated Balance Sheets

                                                                              September 30,       June 30,
            ASSETS                                                                1999              1999
                                                                              (Unaudited)
                                                                              ------------      ------------
CURRENT ASSETS:
   Cash                                                                       $     51,250      $     33,157
   Accounts Receivable, less allowance for doubtful accounts of $35,000          1,548,667         1,950,399
   Attorney Escrow Account                                                          50,000                 -
   Inventories                                                                   1,189,127         1,276,621
   Prepaid expenses and other current assets                                       278,736            77,471
                                                                              ------------      ------------
      Total Current Assets                                                       3,117,780         3,337,648

PROPERTY AND EQUIPMENT, NET                                                        627,605           627,029

OTHER ASSETS:
   Goodwill and other intangible assets                                            822,341           835,889
   Deferred acquisition costs                                                       37,720            34,542
   Security Deposits                                                                29,150            33,523
                                                                              ------------      ------------
                                                                                   889,211           903,954

TOTAL ASSETS                                                                  $  4,634,596      $  4,868,631
                                                                              ============      ============

            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable to Bank                                                       $  1,282,380      $  1,677,024
   Current maturities of long-term debt                                             87,333            87,547
   Accounts Payable                                                              1,935,046         1,710,861
   Accrued Expenses and other current liabilities                                   52,769           131,767
   Deferred Revenue                                                                316,294           294,089
                                                                              ------------      ------------
                                                                                 3,673,823         3,901,288

OTHER LIABILITIES:
   Long-term debt, less current maturities                                          63,332            69,445
   Note payable to related party                                                    20,832            20,832
                                                                              ------------      ------------
                                                                                    84,164            90,277

COMMITMENTS
SHAREHOLDERS' EQUITY
   Common Stock, .001 par value,
      Authorized 20,000,000 shares; issued  3,137,461
      in September and 3,058,308 in June                                             3,137             3,058
   Preferred Stock, .001 par value,
      Authorized 5,000,000 shares; no shares issued in September and June
   Additional paid-in capital                                                    1,317,594         1,171,782
   Retained earnings (deficit)                                                    (444,123)         (297,774)
                                                                              ------------      ------------
      Total Shareholders' equity                                                   876,608           877,066

Total Liabilities and Shareholders' Equity                                    $  4,634,596      $  4,868,631
                                                                              ============      ============

See accompanying notes to consolidated financial statements.

                                     F2-2

               Cadapult Graphic Systems, Inc. and Subsidiaries
                    Consolidated Statements of Operations
                                 (Unaudited)

                                                           Three Months Ended
                                                              September 30,
                                                         1999              1998
                                                     ------------      ------------
NET SALES                                            $  3,149,164      $  1,943,161
                                                     ------------      ------------

COSTS AND EXPENSES :
    Cost of sales                                       2,281,196         1,399,500
    Selling, general and administrative expenses          950,616           716,171
                                                     ------------      ------------

LOSS FROM OPERATIONS                                      (82,648)         (172,511)

INTEREST EXPENSE, NET                                      63,701            25,801
                                                     ------------      ------------

LOSS BEFORE INCOME TAXES (CREDITS)                       (146,349)         (198,312)

INCOME TAXES (CREDITS):
    Current                                                     -                 -
    Deferred                                                    -           (39,000)
                                                     ------------      ------------
                                                                -           (39,000)

NET LOSS                                             $   (146,349)     $   (159,312)
                                                     ============      ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING              3,078,652         2,704,953
                                                     ============      ============

NET LOSS PER COMMON SHARE -
    BASIC AND DILUTED                                $      (0.05)     $      (0.06)
                                                     ============      ============

See accompanying notes to consolidated financial statements.

                                     F2-3

               Cadapult Graphic Systems, Inc. and Subsidiaries
          Consolidated Statement of Changes in Shareholders' Equity
                For the Three Months Ended September 30, 1999
                                 (Unaudited)


                                                            Common Stock        Additional                   Total
                                                      -----------------------     Paid-in     Retained   Shareholders'
                                                        Shares       Amount       Capital     Earnings      Equity
                                                      ----------   ----------   ----------   ----------   ----------
BALANCES, JUNE 30, 1999                                3,058,308   $    3,058   $1,171,782   $ (297,774)     877,066

PERIOD ENDED SEPTEMBER 30, 1999
   Sale of Common Stock  through Private Placement        60,000           60      119,640            -      119,700
   Issuance of Common Stock for services                  15,000           15       20,985            -       21,000
   Exercise of employee stock options                      4,153            4        5,187            -        5,191
   Net loss                                                    -            -            -     (146,349)    (146,349)
                                                      ----------   ----------   ----------   ----------   ----------

BALANCES, SEPTEMBER 30, 1999                           3,137,461   $    3,137   $1,317,594   $ (444,123)  $  876,608
                                                      ==========   ==========   ==========   ==========   ==========

See accompanying notes to consolidated financial statements.

                                     F2-4

               Cadapult Graphic Systems, Inc. and Subsidiaries
                           Statements of Cash Flows
                                 (Unaudited)

                                                                        Three Months Ended
                                                                           September 30,
                                                                      1999              1998
                                                                  ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                      $   (146,349)     $   (159,312)
    Adjustments to reconcile net loss to net cash
      flows from operating activities:
         Depreciation and amortization                                  72,081            31,381
         Deferred income taxes                                               -           (39,000)
         Issuance of Common Stock and Warrants for services             21,000            13,042
         Changes in operating assets and liabilities:
             Accounts receivable                                       401,732           466,213
             Inventories                                                87,494           332,155
             Prepaid expenses and other current assets                (201,265)          (14,489)
             Security deposits                                           4,373                 -
             Accounts payable                                          224,185          (751,941)
             Accrued expenses and other current liabilities            (78,998)          (76,845)
             Deferred revenue                                           22,205            47,783
                                                                  ------------      ------------
                 Net cash flows from operating activities              406,460          (151,013)
                                                                  ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES  -
    Purchases of property and equipment                                (43,109)          (53,072)
    Costs related to acquisitions                                                        (16,090)
    Purchase of intangible assets                                      (16,000)
    Deferred acquisition costs                                          (3,178)
                                                                  ------------      ------------
                 Net cash flows from investing activities              (62,287)          (69,162)
                                                                  ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Note payable to bank                                              (394,644)          155,000
    Payments on long term debt                                          (6,327)          (22,460)
    Due to officer                                                           -           (20,000)
    Attorney Escrow Account                                            (50,000)          320,000
    Proceeds from exercise of employee stock options                     5,191                 -
    Sale of common stock, Net                                          119,700           250,000
                                                                  ------------      ------------
                 Net cash flows from financing activities             (326,080)          682,540
                                                                  ------------      ------------

NET CHANGE IN CASH                                                      18,093           462,365

CASH, BEGINNING OF PERIOD                                               33,157            22,820
                                                                  ------------      ------------

CASH, END OF PERIOD                                               $     51,250      $    485,185
                                                                  ============      ============
SUPPLEMENTAL CASH FLOW INFORMATION :
    Interest paid                                                 $     63,701      $     25,801
                                                                  ============      ============
    Income taxes paid                                                        -                 -
                                                                  ============      ============

See accompanying notes to consolidated financial statements.

                                     F2-5

                     CADAPULT GRAPHIC SYSTEMS, INC.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

      The accounting and reporting policies of Cadapult Graphic Systems, Inc. ("Cadapult" or the "Company") conform to generally accepted accounting principles. Except for the June 30, 1999 consolidated balance sheet, the financial statements presented herein are unaudited but reflect all adjustments which, in the opinion of management, are necessary for the fair presentation of the consolidated financial position, results of operations and cash flows for the interim periods presented. All adjustments reflected in the interim financial statements are of a normal recurring nature. Such financial statements should be read in conjunction with the financial statements and notes thereto and the report of independent accountants included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999. The year end balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the three months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - ORGANIZATION AND NATURE OF BUSINESS

      Pursuant to an Agreement and Plan of Reorganization dated June 5, 1998 (the "Plan"), between the Company; Cadapult Graphic Systems, Inc., a New Jersey corporation ("CGSI"); all of the stockholders of Cadapult (the
"CGSI Stockholders"); Jenson Services, Inc., a Utah corporation ("Jenson Services"); and Duane S. Jenson and Jeffrey D. Jenson (collectively, the "Jensons"), the CGSI Stockholders became the controlling stockholders of the Registrant in a transaction viewed as a reverse acquisition, and CGSI became a wholly-owned subsidiary of the Company. The Plan was treated as a recapitalization of CGSI for accounting purposes, and the closing date of the Plan was June 18, 1998. The historical financial statements of Seafoods Plus Ltd. prior to the merger will no longer be reported, as CGSI's financial statements are now considered the financial statements of the ongoing reporting entity.

      On August 10, 1998, the stockholders approved an amendment to the Certificate of Incorporation of the Company to change the Company's name from Seafoods Plus Ltd. to Cadapult Graphic Systems, Inc. The stockholders also approved the reincorporation of the Company as a Delaware corporation and a related Agreement and Plan of Merger pursuant to which the Company will be merged into a wholly-owned Delaware subsidiary. The Board of Directors of the Company and its New Jersey Subsidiary have authorized a Parent/Subsidiary merger of the two companies.

      On June 24, 1998, the Company elected to change its fiscal year from a September 30 year end to a June 30 year end.

                                     F2-6

      The Company is engaged in the business of providing computer graphics systems, peripherals, supplies, training and service to graphics professionals. The Company is a value-added dealer of computer graphics equipment and supplies, including animation and design software and workstations, publishing software and workstations, file servers, networks, color scanners and color printers and copiers. The Company's markets include advertising and marketing companies, printers, quick print shops, services bureaus, animators and industrial designers, as well as the broad market for color printers.

NOTE 3 - PRIVATE PLACEMENT

      On October 1, 1999, the Company entered into a Managing Dealer
Agreement with a placement agent wherein the placement agent will, on a best efforts basis, offer up to $5,000,000 of the Company's convertible adjustable preferred stock to accredited investors. Each unit includes one share of Series A Preferred Stock ("Series A") and two warrants to purchase a total of two shares of common stock for $4.50. Dividends on Series A stock will accrue at the rate of 11.50% per annum and are payable quarterly. Each Series A share is convertible at the option of the holder beginning 30 days after closing (no later than December 31, 1999) at a rate of 3.077 shares of common stock for one share of Series A. The conversion price shall adjust to 75% of the average bid price for the 90 days preceding the 24th month anniversary of the closing of the offering and again on the 48th month anniversary. Under no circumstances can a new conversion price be below $2.00 per share.

      The Series A stock will be callable by the Company at $15.00 per share at any time Holders have the right to convert upon receipt of the call notice.

      The Company has agreed to register all of the shares of common stock necessary for the conversion of the Series A stock and all shares of common stock underlying warrants within 90 days of the closing of the offering.

      The placement agent's fee will include a commission and a nonaccountable expense allowance equal to 13% of the proceeds of the offering, five year warrants to purchase up to 215,000 shares of the Company's common stock at $1.65 per share and up to 500,000 shares of the Company's common stock at $3.75 per share. The value of the warrants will be recognized as a cost of issuance of the Series A shares.


                                     F2-7

NOTE 4 - ACQUISITION

      On September 7, 1999, Media Sciences, Inc., a newly formed wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement
 ("Agreement") with ultraHue, Inc., a New Mexico corporation. The Company has agreed to purchase certain assets and assume certain liabilities of ultraHue for $3,500,000. The obligation of the Company to purchase the assets is contingent upon the Company obtaining financing of not less than $3,000,000 to fund the purchase. In the event that the Company does not obtain such financing by December 7, 1999, either party shall have the option to terminate the Agreement.















                                     F2-8

                Financial Statements of Tartan Technical, Inc.
           (Businesses Acquired) and Pro Forma Financial Information


Independent Auditor's Report                                      F3-2
Balance Sheets, December 31, 1998 and 1997                        F3-3
Statement of Income and Retained Earnings for                     F3-4
   the Years ended  December 31, 1998 and 1997
Schedules of Operating Expenses for the Years                     F3-5
   Ended December 31, 1998 and 1997
Statement of Cash Flows for the Years Ended                       F3-6
   December 31, 1998 and 1997
Notes to Financial Statements                                     F3-7
Pro Forma Consolidated Financial Data                             F3-10
Pro Forma Consolidated Balance Sheet,                             F3-11
   December 31, 1998
Pro Forma Condensed Consolidated Statement of                     F3-12
   Operations for the Six Months Ended December 31, 1998
Pro Forma Condensed Consolidated Statement of                     F3-13
   Operations for the Year Ended April 30, 1998
Notes to Unaudited Pro Forma Consolidated                         F3-14
   Statement of Operations












                                        F3-1

                    [Letterhead of Belanger & Company, P.C.]


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


Board of Directors and Stockholders
Tartan Technical, Inc.
Tyngsboro, Massachusetts

      We have audited the accompanying balance sheets of Tartan Technical, Inc. (an S Corporation) as of December 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tartan Technical, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      As discussed in Note 8 to the financial statements, on December 17, 1998, the Company entered into an asset purchase agreement, effective January 1, 1999, for the transfer of substantially all assets and the assumption of substantially all liabilities of the business.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of operating expenses are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                           /s/ Belanger & Company, P.C.

                                           BELANGER & COMPANY, P.C.
                                           CERTIFIED PUBLIC ACCOUNTANTS


Chelmsford, Massachusetts
February 1, 1999

                                        F3-2

                             TARTAN TECHNICAL, INC.

                                 BALANCE SHEET

                           DECEMBER 31, 1998 AND 1997

                                     Assets
                                     ------
                                                               1998              1997
                                                            ----------        ----------
Current Assets:
--------------
   Cash                                                     $   92,288        $   18,328
   Accounts receivable - trade (Notes 2 & 5)                   223,086           452,533
   Inventory                                                   286,399           385,052
   Prepaid expenses                                             20,027            11,168
                                                            ----------        ----------

      Total Current Assets                                     621,800           867,081
      --------------------                                  ----------        ----------

Property and Equipment:
----------------------
   Office furniture and equipment                              123,484            98,559
   Leasehold improvements                                       83,770            83,770
                                                            ----------        ----------
                                                               207,254           182,329
      Less:  Accumulated depreciation                           42,462            22,637
      ----                                                  ----------        ----------

      Net Property and Equipment                               164,792           159,692
      --------------------------                            ----------        ----------

Other Assets:
------------
   Organization costs                                              426               642
                                                            ----------        ----------

      Total Assets                                          $  787,018        $1,027,415
      ------------                                          ==========        ==========


                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current Liabilities:
-------------------
   Note payable - line of credit (Note 3)                   $   145,823       $  170,000
   Note payable - short term (Note 4)                           500,000                0
   Accounts payable - trade (Note 5)                            202,596          396,563
   Sales taxes payable                                            9,026           22,408
   Accrued expenses                                              52,170           54,292
                                                            -----------       ----------

      Total Current Liabilities                                 909,615          643,263
      -------------------------                             -----------       ----------

Stockholders' Equity
--------------------
   Common stock - 200,000 shares authorized
      issued and outstanding 1,000 shares                       181,545          181,545
   Retained earnings (Note 6)                                  (304,142)         202,607
                                                            -----------       ----------

      Total Stockholders' Equity                               (122,597)         384,152
      --------------------------                            -----------       ----------

      Total Liabilities and Stockholders' Equity            $   787,018       $1,027,415
      ------------------------------------------            ===========       ==========

See accompanying notes which are an integral part of these financial statements.


                                       F3-3


                             TARTAN TECHNICAL, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                               1998              1997
                                                            ----------        ----------


Sales (Note 5)                                              $3,250,026        $4,175,125
-----                                                       ----------        ----------

Cost of Goods Sold:
------------------
   Inventory - beginning of year                               385,052           309,011
   Purchases for resale                                      2,439,253         3,410,709
   Freight in                                                    7,410            11,883
                                                            ----------        ----------
                                                             2,831,715         3,731,603
Inventory - end of year                                        286,399           385,052
                                                            ----------        ----------

      Total Cost of Goods Sold                               2,545,316         3,346,551
      ------------------------                              ----------        ----------

      Gross Profit                                             704,710           828,574
      ------------

Operating Expenses - Schedule                                  648,960           673,168
-----------------------------                               ----------        ----------

      Income From Operations                                    55,750           155,406
      ----------------------                                ----------        ----------

Other Income (Expenses):
-----------------------
   Interest income                                                 171               367
   Commissions income                                            1,755            32,619
   Interest expense                                            (20,987)          (21,285)
   Purchase discounts                                            3,431            13,077
   Gain (loss) on sales of property and equipment               (3,369)                0
                                                            ----------        ----------

      Other Income (Expenses) - Net                            (18,999)           24,778
      -----------------------------                         ----------        ----------

      Net Income For The Year                                   36,751           180,184
      -----------------------

Retained Earnings - Beginning of Year                          202,607            88,611
-------------------------------------

Distributions to shareholders                                 (543,500)          (66,188)
-----------------------------                               ----------        ----------

Retained Earnings - End of year                             $ (304,142)       $  202,607
-------------------------------                             ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                                      F3-4

                             TARTAN TECHNICAL, INC.

                        SCHEDULES OF OEPRATING EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                               1998              1997
                                                            ----------        ----------

Operating Expenses:
------------------
   Salaries and wages - officers                            $  111,693        $  187,126
   Salaries and wages - other                                  210,998           162,718
   Payroll taxes                                                30,681            27,003
   Employee benefits                                            17,161            17,867
   Employee retirement plan (Note 7)                            17,815            22,901
   Advertising and promotion                                    37,348            20,891
   Auto expenses                                                18,754            15,979
   Bad debts                                                    (3,630)           18,867
   Bank charges                                                  5,267             4,064
   Commissions                                                   3,976            15,435
   Depreciation                                                 22,602            12,751
   Dues and subscriptions                                        2,803             3,038
   Freight out                                                  24,054            20,089
   Insurance                                                    10,704             7,678
   Legal and accounting                                         21,546            14,301
   Office supplies and expense                                  19,024            26,341
   Postage                                                       3,439             3,940
   Rent - building (Note 5)                                     29,138            27,991
   Repairs and maintenance                                       1,237             7,564
   Selling expenses                                             30,738            23,600
   Taxes - other                                                 1,239             1,433
   Telephone                                                    11,899            12,762
   Travel and entertainment                                      9,588            12,260
   Utilities                                                     9,375             5,128
   Sundry                                                        1,511             1,441
                                                            ----------        ----------

      Total Operating Expenses                                 648,960           673,168

      ------------------------                              ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                                       F3-5

                             TARTAN TECHNICAL, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 and 1997

                                                               1998              1997
                                                            ----------        ----------

Cash Flows from Operating Activities:
------------------------------------

   Net income for the year                                  $   36,751        $  180,184
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation and amortization                             22,818            12,966
      Loss (Gain) on sale of property and equipment              3,369                 0
      Decrease (Increase) in operating assets:
         Accounts receivable - trade                           229,447           (21,569)
         Accounts receivable - program discounts                     0            24,996
         Accounts receivable - shareholders                          0           127,376
         Inventory                                              98,653           (76,041)
         Prepaid expenses                                       (8,859)           (2,832)
      Increase (Decrease) in operating liabilities:
         Accounts payable - trade                             (193,967)          (84,689)
         Sales tax payable                                     (13,382)           (5,556)
         Accrued expenses                                       (2,122)          (17,594)
                                                            ----------        ----------

            Net Cash Provided By Operating Activities          172,708           137,241
            -----------------------------------------       ----------        ----------

Cash Flows From Investing Activities:
------------------------------------
   Acquisition of property and equipment:
      Office furniture and equipment                           (29,794)          (70,350)
      Motor vehicles                                           (16,274)                0
      Leasehold improvements                                         0           (83,770)
   Proceeds from sales of property and equipment                14,997                 0
   Distributions to shareholders                              (543,500)          (66,188)
                                                            ----------        ----------

         Net Cash Provided (Used) By
         ---------------------------
         Investing Activities                                 (574,571)         (220,308)
         --------------------                               ----------        ----------

Cash Flows From Financing Activities:
------------------------------------
   Proceeds from notes payable:
      Short-term                                               525,000           368,000
   Payments of notes payable:
      Short-term                                               (49,177)         (318,000)
      Long-term                                                      0            (7,292)
                                                            ----------        ----------

      Net Cash Provided (Used) By
      ---------------------------
      Financing Activities                                     475,823            42,708
      --------------------                                  ----------        ----------

      Net Increase (Decrease) In Cash                           73,960           (40,359)
      -------------------------------

      Cash - Beginning of Year                                  18,328            58,687
      ------------------------                              ----------        ----------

      Cash - End of Year                                    $   92,288        $   18,328
      ------------------                                    ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                                      F3-6

                             TARTAN TECHNICAL, INC.

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1998


Note 1:     Significant Accounting Policies:
            -------------------------------

            Business Activity:
            -----------------

                  The Company is a value-added reseller of computers, computer equipment, peripherals and supplies. The Company grants credit to customers throughout New England and predominantly in Massachusetts. The largest customer accounted for approximately 13% of total sales for 1998.

                  Purchases from the Company's major supplier amounted to
            approximately 56% of the total purchases for the year.

            Use Of Estimates:
            ----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Inventory:
            ---------

                  Merchandise inventory is stated at the lower of cost or
            market. Cost is determined using the First-in, First-out (FIFO) method of costing inventories.

            Fixed Assets:
            ------------

                  For financial reporting purposes, depreciation and
            amortization of fixed assets is computed utilizing the following methods and estimated useful lives:

                     Asset                     Method            Useful Life
                     -----                     ------            -----------

            Office furniture and          Straight line and
               equipment                  declining balance      3 - 8 years

            Leasehold improvements        Straight line             39 years

                  The modified accelerated cost recovery system is used for
            income tax purposes.

                  Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized; expenditures for maintenance and repairs are charged to expense as incurred.

            Corporation Income Taxes:
            ------------------------

                  The Company, at inception, elected by unanimous consent of its shareholders to be taxed under subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Company's taxable income.

                                      F3-7

            Statement of Cash Flows:
            -----------------------

                  Interest and income taxes paid for the years ended December
            31, 1998 and 1997 were as follows:

                                                 1998           1997
                                              ---------      ---------
            Interest                          $  18,947      $  20,029
                                              =========      =========
            Income taxes                      $   -0-        $   -0-
                                              =========      =========


Note 2:     Accounts Receivable - Trade:
            ---------------------------

                  Accounts receivable - trade are stated net of an allowance for doubtful accounts in the amount of $2,600 and $6,230 at December 31, 1998 and 1997, respectively.


Note 3:     Note Payable - Line of Credit:
            -----------------------------

                  The Company has established a line of credit in the amount of
            $200,000 with interest at the bank's prime rate plus 50 basis points (8.25% at December 31, 1998), secured by all Company assets and by commercial real estate of the shareholders.


Note 4:     Note Payable - Short Term:
            -------------------------

                  Note payable - short term at December 31, 1998 consisted of a note payable to Family Bank with interest payable monthly at 6.91%, due on June 9, 1999, secured by a certificate of deposit owned by the shareholders.


Note 5:     Related Party Transactions:
            --------------------------

                  During 1998, sales to a person related to the two shareholders amounted to $630, sales to an entity that is 30% owned by a shareholder of the Company amounted to $53,794 and the entity was billed for reimbursement of Company operating expenses in the amount of $41,423. The Company purchased equipment from this entity for $6,250.

                  Accounts receivable - trade includes amounts due from the
            related parties of $13,984 and accounts payable - trade includes $6,250 due to related parties at December 31, 1998.

                  Accounts payable - trade also includes amounts due to a share-
            holder of $13,403 for Company expenses paid by the shareholder at December 31, 1997.

                  During the years ended December 31, 1998 and 1997, expenses charged to operations include amounts paid to a trust controlled by the shareholders of the Company for the lease of a building in the amount of $29,138 and $23,562, respectively.

                                      F3-8

Note 6:     Retained Earnings:
            -----------------

                  The amount reflected in retained earnings at December 31, 1998 is as follows:

            Accumulated Adjustments Account:
              Balance - January 1, 1998                              $ 175,830
              Taxable income                                            21,358
              Nondeductible expenses                                    (1,190)
              Distributions to shareholders                           (543,500)
                                                                     ---------

              Balance - December 31, 1998                             (347,502)
                                                                     ---------

            Tax Timing Adjustments:
              Balance - January 1, 1998                                 26,777
              Excess tax depreciation                                   14,645
              Accrued expenses - related parties                        (1,692)
              Bad debts                                                  3,630
                                                                     ---------

              Balance - December 31, 1998                               43,360
                                                                     ---------

                                                                     $(304,142)
                                                                     =========


Note 7:     Defined Contribution Plan:
            -------------------------

                  The Company sponsors a defined contribution pension plan
            covering all eligible employees. Contributions to the plan totaled $17,815 and $22,051 in 1998 and 1997, respectively.


Note 8:     Subsequent Events:
            -----------------

                  On December 17, 1998, the Company entered into an asset
            purchase agreement with Catapult Graphic Systems, Inc., effective January 1, 1999, for the transfer of substantially all assets and the assumption of substantially all liabilities of the business, in exchange for shares of unregistered and restricted common stock of the purchaser.

                                      F3-9

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

      Set forth below is pro forma financial information and related notes which reflects the acquisition of Tartan Technical, Inc. ("Tartan") that the Company consummated on January 7, 1999 (the "Acquisition"). Included is an unaudited pro forma consolidated balance sheet of the Company giving effect to the Acquisition as if it had occurred on December 31, 1998 and unaudited pro forma consolidated statements of operations of the Company for the year ended April 30, 1998 and for the six month period ended December 31, 1998 giving effect to the Acquisition (see Note 1 of Notes to Unaudited Pro Forma Consolidated Statement of Operations) as if it had occurred on May 1, 1997.

      This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto and has been prepared utilizing the consolidated financial statements of the Company and notes thereto previously filed and the financial statements of Tartan and notes thereto appearing elsewhere herein.

      The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the Acquisition been consummated on the date indicated or (ii) the results of operations of the Company that may occur or be obtained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, and the other historical financial information previously filed.

                                      F3-10


                         CADAPULT GRAPHIC SYSTEMS, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998
                                   (Unaudited)

                                                                                        Pro Forma
                                                                              ------------------------------
            ASSETS                          Cadapult           Tartan         Adjustments       Consolidated
                                          ------------      ------------      ------------      ------------
CURRENT ASSETS:
   Cash                                   $     32,112      $          -      $     51,047(d)   $     83,159
   Accounts receivable, net                  1,462,082           190,860                 -         1,652,942
   Attorney escrow account                     700,000                 -          (700,000)(d)             -
   Inventories                                 865,791           288,367                 -         1,154,158
   Other current assets                         63,674            72,988                 -           136,662
                                          ------------      ------------      ------------      ------------
      Total Current Assets                   3,123,659           552,215          (648,953)        3,026,921

PROPERTY AND EQUIPMENT, LESS
   ACCUMULATED DEPRECIATION                    243,576           195,862            (9,600)(a,b)     429,838

OTHER ASSETS                                   483,618                 -           269,700(a,b)      753,318
                                          ------------      ------------      -------------     ------------
                                          $  3,850,853      $    748,077      $   (388,853)     $  4,210,077
                                          ============      ============      ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
            (DEFICIENCY)

CURRENT LIABILITIES:
   Notes payable to bank                  $    800,000      $    648,953      $   (648,953)(d)  $    800,000
   Accounts payable and accrued              1,852,532           213,124                 -         2,065,656
      expenses
   Current maturities of long-term debt         89,478                 -                 -            89,478
   Deferred revenue                            222,369                 -                 -           222,369
                                          ------------      ------------      ------------      ------------
      Total Current Liabilities              2,964,379           862,077          (648,953)        3,177,503
                                          ------------      ------------      ------------      ------------

OTHER LIABILITIES:
   Long-term debt                              112,187                 -                 -           112,187
   Note payable to related party                20,832                 -                 -            20,832
                                          ------------      ------------      ------------      ------------
                                               133,019                 -                 -           133,019
                                          ------------      ------------      ------------      ------------

SHAREHOLDERS' EQUITY:
   Common stock and paid-in capital            688,793           181,545             4,155(a,b)      874,493
   Retained earnings (deficit)                  64,662          (295,545)          255,945(a,b)       25,062
                                          ------------      ------------      ------------      ------------
      Total Stockholders' Equity               753,455          (114,000)          260,100           899,555
                                          ------------      ------------      ------------      ------------
                                          $  3,850,853      $    748,077      $   (388,853)     $  4,210,077
                                          ============      ============      ============      ============

See the accompanying notes to pro forma condensed consolidated financial statements.


                                      F3-11


                         CADAUPLT GRAPHIC SYSTEMS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1998
                                   (Unaudited)

                                                                                        Pro Forma
                                                                              ------------------------------
                                            Cadapult           Tartan         Adjustments       Consolidated
                                          ------------      ------------      ------------      ------------

NET SALES                                 $  4,475,635      $  1,365,939      $          -      $  5,841,574
                                          ------------      ------------      ------------      ------------

COSTS AND EXPENSES:
   Cost of sales                             3,234,814         1,089,846                 -         4,324,660
   Selling, general and administrative       1,349,057           341,792            13,200(a,b)    1,704,049
                                          ------------      ------------      ------------      ------------
                                             4,583,871         1,431,638            13,200         6,028,709

OPERATING LOSS                                (108,236)          (65,699)          (13,200)         (187,135)
                                          ------------      ------------      ------------      ------------

OTHER EXPENSE:
   Interest expense, net                        57,202            13,765                 -            70,967
   Loss on sale of equipment                         -             3,369                 -             3,369
                                          ------------      ------------      ------------      ------------
                                                57,202            17,134                 -            74,336

                                          ------------      ------------      ------------      ------------

LOSS BEFORE INCOME TAXES (CREDITS)            (165,438)          (82,833)          (13,200)         (261,471)

INCOME TAXES (CREDITS)                         (39,000)                -                 -           (39,000)
                                          ------------      ------------      ------------      ------------

NET LOSS                                  $   (126,438)     $    (82,833)     $    (13,200)     $   (222,471)
                                          ============      ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING                        2,757,650                 -            92,850         2,850,500
                                          ============      ============      ============      ============

NET LOSS PER SHARE OF
   COMMON STOCK                           $       (.05)                                         $       (.08)
                                          ============                                          ============

See the accompanying notes to pro forma condensed consolidated financial statements.


                                     F3-12


                         CADAUPLT GRAPHIC SYSTEMS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED APRIL 30, 1998
                                   (Unaudited)


                                            Pro Forma                                   Pro Forma
                                                                              ------------------------------
                                            Cadapult
                                            and SPL            Tartan         Adjustments       Consolidated
                                          ------------      ------------      ------------      ------------

NET SALES                                 $  8,982,117      $  4,057,282      $          -      $ 13,039,399
                                          ------------      ------------      ------------      ------------

COSTS AND EXPENSES:
   Cost of sales                             6,761,950         3,169,652                 -         9,931,602
   Selling, general and administrative       2,254,731           730,423            26,400(a,b)    3,011,554
                                          ------------      ------------      ------------      ------------
                                             9,016,681         3,900,075            26,400        12,943,156
                                          ------------      ------------      ------------      ------------

OPERATING INCOME (LOSS)                        (34,564)          157,207           (26,400)           96,243
                                          ------------      ------------      ------------      ------------

OTHER EXPENSE:
   Interest expense, net                       132,392            24,011                 -           156,403
   Gain on sale of equipment                   (18,500)                -                 -           (18,500)
                                          ------------      ------------      ------------      ------------
                                               113,892            24,011                 -           137,903
                                          ------------      ------------      ------------      ------------

INCOME (LOSS) BEFORE INCOME
   TAXES (CREDITS)                            (148,456)          133,196           (26,400)          (41,660)

INCOME TAXES (CREDITS)                          (2,398)                -                 -            (2,398)
                                          ------------      ------------      ------------      ------------

NET INCOME (LOSS)                         $   (146,058)     $    133,196      $    (26,400)     $    (39,262)
                                          ============      ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING                        2,287,500                              92,850         2,380,350
                                          ============      ============      ============      ============

NET LOSS PER SHARE OF
   COMMON STOCK                           $       (.02)                                         $       (.02)
                                          ============                                          ============

See the accompanying notes to pro forma condensed consolidated financial statements.


                                     F3-13

                         CADAPULT GRAPHIC SYSTEMS, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


Note 1  -   Acquisition:

            On January 7, 1999, Cadapult Graphic Systems, Inc. (the "Company") acquired certain assets and assumed certain liabilities of Tartan Technical, Inc. ("Tartan"), a Massachusetts corporation for 185,700 shares of the Company's common stock (the "Acquisition").
            Currently, 92,850 of these shares are held in escrow pursuant to the resolution of a contingency based on Tartan achieving certain gross profit levels over the next two years. The acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in the Company's historical financial statements from its acquisition date. Acquired assets and assumed liabilities have been recorded based on their fair market values as of the date of acquisition with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. The financial information of Tartan reflects the results of operations of that entity for the interim period July 1, 1998 to December 31, 1998 and for the fiscal year which began July 1, 1997 and ended June 30, 1998.

Note 2  -   Presentation and Pro Forma Adjustments:

            The unaudited pro forma consolidated balance sheet at December 31, 1998 presented herein has been prepared as if the Acquisition had been consummated on December 31, 1998.

            The unaudited pro forma condensed consolidated statements of operations for the year ended April 30, 1998 and for the six months ended December 31, 1998 presented above have been prepared as if the Acquisition described in Note 1 had been consummated as of May 1, 1997.

            Tartan's results for the year ended June 30, 1998 are being combined with the Company's results for the year ended April 30, 1998. It should be noted that the Company changed its year end to June 30; accordingly, the interim period reported is for the six months ended December 31, 1998.

                                     F3-14

            Pro forma adjustments have been made for the following:

            a) Amortization expense adjustments to reflect amortization of goodwill over a 15-year period at $20,000 per year ($10,000 for the six months ended December 31, 1998).

            b) Depreciation expense adjustments to reflect depreciation over a five year period of the increase in carrying value of fixed assets to fair market value at $6,400 per year ($3,200 for the six months ended December 31, 1998).

            c) There was no adjustment for income taxes that would have been required on Tartan's income as a result of its change from S Corporation status (under Section 1361 of the Internal Revenue
                  Code) to a C Corporation, due to the Company's net losses. An otherwise required benefit for income taxes to reflect pro forma income taxes (credits) on Tartan losses for the six months ended December 31, 1998, has been offset by a 100% valuation allowance.

            d) Amount included in escrow ($700,000) was released upon consummation of the acquisition and utilized to payoff Tartan's note payable of $648,953. The difference is included in cash.

Note 3  -   Net Earnings (Loss) Per Share:

            Net earnings (loss) per share is calculated by treating all shares of common stock issued to Tartan as outstanding for all periods reported. The 92,850 shares in escrow will not be included in basic earnings (loss) per share until the contingency is resolved. The contingent shares are not required to be included in the calculation of diluted earnings (loss) per share until the contingency is resolved and then, only if their inclusion would be dilutive.

                                      F3-15

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

      Our Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, including, without limitation, as provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of Cadapult shall not be personally liable to Cadapult or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Cadapult shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provision of the Certificate of Incorporation by Cadapult's stockholders shall not adversely affect any right or protection of a director of Cadapult existing at the time of such repeal or modification or with respect to events occurring prior to such time.

      Cadapult's Certificate of Incorporation and Bylaws further provide for the indemnification of Cadapult's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cadapult pursuant to the foregoing provisions, or otherwise, Cadapult has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      Cadapult's Certificate of Incorporation provides that (i) Cadapult will indemnify any director, officer, employee, or agent of Cadapult with respect to actions, suits, or proceedings relating to Cadapult and (ii) subject to certain limitations, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty.

      A director or officer of Cadapult (or a person who at the request of Cadapult serves as a director, officer, employee or agent of another business entity) shall be indemnified by Cadapult against all expense, liability and loss (including attorneys' fees, judgments, fines, other expenses and losses) that is reasonably incurred or suffered in connection with any action, suit or proceeding or threatened action, suit or proceeding. For a person to receive indemnification under this provision, the Board of Directors of Cadapult must authorize the indemnification, and the person seeking indemnification must agree to repay Cadapult for all amounts advanced to him or her if a court of law ultimately determines that the person should not have been indemnified by Cadapult. A person who is entitled to indemnification may recover from Cadapult, and may sue Cadapult if Cadapult fails to make timely payment.

Item 25.  Other Expenses of Issuance and Distribution.

      The following is a statement of the expenses (all of which are estimated other than the SEC registration fee), other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this registration statement.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee..........................................$      498
Legal fees and expenses.......................................    10,000
Blue Sky fees and expenses.................................... .   2,000
Accounting fees and expenses..................................       500
Printing expenses.............................................     2,000
                                                               ---------
      Total...................................................$   14,998
                                                               =========

Item 26.  Recent Sales of Unregistered Securities

      On June 18, 1998, Cadapult completed the acquisition of CGSI in a transaction viewed as a reverse acquisition. Pursuant to the acquisition, Cadapult issued 1,650,000 unregistered and restricted shares of common stock to the stockholders of CGSI in exchange for all of the outstanding common stock of CSGI in transactions deemed to be exempt under Section 4(2) of the Securities Act.

      Between June and August 1998, Cadapult conducted a private placement through the sale of 524,000 shares of unregistered and restricted common stock and raised gross proceeds of $655,000 in a transaction deemed to be exempt under Rule 505 of Regulation D under the Securities Act. Cadapult applied the net proceeds to working capital, including the acquisition of other businesses. The private placement was conducted by Cadapult's officers and directors and was not underwritten.

      In August 1998, Cadapult issued 75,000 warrants to purchase shares of common stock, exercisable for five years at $4.00 per shares, for legal services valued at $13,043, in a transaction deemed to be exempt under Section 4(2) of the Securities Act.

      On January 7, 1999, Cadapult completed the acquisition of certain assets of Tartan Technical, Inc. Under the asset purchase agreement, Cadapult issued 92,850 shares of unregistered and restricted common stock to Tartan Technical and reserved in escrow an additional 92,850 shares of unregistered and restricted common stock for possible future issuance to Tartan Technical in a transaction deemed to be exempt under Section 4(2) of the Securities Act.

      In February 1999, Cadapult issued 30,000 warrants to purchase shares of common stock, exercisable for five years at $5.00 per shares, for legal services valued at $7,467, in a transaction deemed to be exempt under Section 4(2) of the Securities Act.

      On June 23, 1999, Cadapult completed the acquisition of certain assets of WEB Associates, Inc. Under the asset purchase agreement, Cadapult issued 86,190 shares of unregistered and restricted common stock to WEB Associates and reserved in escrow an additional 86,190 shares of unregistered and restricted common stock for possible future issuance to WEB Associates in a transaction deemed to be exempt under Section 4(2) of the Securities Act.

      On September 13, 1999, Cadapult completed a private placement sale of 77,750 shares of unregistered and restricted common stock and raised gross proceeds of approximately $155,500 in transactions deemed to be exempt under Rules 505 and 506 of Regulation D under the Securities Act. Cadapult applied the net proceeds to development of its Internet-based services, working capital, and other general corporate purposes. The private placement was conducted by Cadapult's officers and directors and was not underwritten.

      In September 1999, Cadapult issued 15,000 shares of common stock for legal services valued at $21,000, in a transaction deemed to be exempt under
Section 4(2) of the Securities Act.

Item 27.  Exhibits

      The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

Exhibit     Description
-------     -----------

2.1         Agreement and Plan or Reorganization between Seafoods Plus, Ltd.

            and Cadapult Graphic Systems, Inc., a New Jersey corporation, dated June 5, 1998 (Incorporated by reference to Exhibit 2.1 of Annual Report on Form 10KSB filed on September 28, 1999).
2.2         Agreement and Plan of Merger between Cadapult Graphic Systems, Inc.
            and Seafoods Plus, Ltd. (Incorporated by reference to Exhibit 2.1 of Quarterly Report on Form 10QSB/A filed on September 1, 1998).
2.3 Agreement and Plan of Merger between Cadapult Graphic Systems Inc., a New Jersey corporation, and Cadapult Graphic Systems, Inc., a Delaware Corporation (Incorporated by reference to Exhibit 2.2 of Quarterly Report on Form 10QSB/A filed on September 1, 1998).
2.4 Asset Purchase Agreement between Cadapult Graphic Systems, Inc. and BBG Technologies, Inc. (Incorporated by reference to Exhibit 2.4 of Annual Report on Form 10KSB filed on September 28, 1999).
2.5 Asset Purchase Agreement between Cadapult Graphic Systems, Inc. and Tartan Technical, Inc. dated December 17, 1998 (Incorporated by reference to Exhibit 2.5 of Annual Report on Form 10KSB filed on September 28, 1999).

2.6         Asset Purchase Agreement between Cadapult Graphic Systems, Inc. and
            WEB Associates, Inc. dated June 7, 1999 (Incorporated by reference to Exhibit 2.6 of Annual Report on Form 10KSB filed on September
            28, 1999).
3(i)(1)     Certificate of Incorporation of Cadapult Graphic Systems, Inc., a
            Delaware corporation (Incorporated by reference to Exhibit 3.1 of
            Quarterly Report on Form 10QSB/A filed on September 1, 1998).
3(i)(2)     Certificate of Merger of Seafoods Plus, Ltd. into Cadapult
            Graphic Systems, Inc., a Delaware corporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10QSB filed on November 9, 1998).
3(i)(3)     Certificate of Merger of Domestic and Foreign Corporations into

            Cadapult Graphic Systems, Inc.(Incorporated by reference to
            Exhibit 3.2 of Quarterly Report on Form 10QSB filed on November 9,
            1998).
3(i)(4)     Certificate of Ownership and Merger Merging Cadapult Graphic

            Systems Inc. into Cadapult Graphic Systems, Inc. (Incorporated by reference to Exhibit 3.3 of Quarterly Report on Form 10QSB filed on November 9, 1998).
3(i)(5) Certificate of Amendment of Certificate of Incorporation of Cadapult Graphic Systems, Inc. (Incorporated by reference to
            Exhibit 3(i)(5) of Annual Report on Form 10KSB filed on
            September 28, 1999).
3(i)(6) Certificate of Incorporation of Media Sciences, Inc. (Incorporated by reference to Exhibit 3(i)(6) of Annual Report on Form 10KSB filed on September 28, 1999).

3(ii) By-Laws (Incorporated by reference to Exhibit 3.2 of Quarterly Report on Form 10QSB/A filed on September 1, 1998).
4.1 1998 Incentive Plan (Stock Option Plan) (Incorporated by reference to Exhibit 4.1 of Annual Report on Form 10KSB filed on September 28, 1999).

4.2 Form of Option Agreement for Management (Incorporated by reference to Exhibit 4.2 of Annual Report on Form 10KSB filed on September 28, 1999).

4.3         Form of Option Agreement for Employees (Incorporated by reference to
            Exhibit 4.3 of Annual Report on Form 10KSB filed on September 28,
            1999).

4.4         Form of Warrant Certificate (Incorporated by reference to Exhibit
            4.4 of Annual Report on Form 10KSB filed on September 28, 1999).
4.5**       Certificate of Designation
5**         Opinion of Law Offices of Dan Brecher as to validity of Common
            Stock being offered.
10.1        Amended Employment Agreement of Michael W. Levin dated as of
            September 1, 1998 (Incorporated by reference to Exhibit 10.4 of
            Annual Report on Form 10KSB filed on September 28, 1999).
10.2        Amended Employment Agreement of Duncan Huyler (Incorporated by
            reference to Exhibit 3.2 of Quarterly Report on Form 10QSB filed on May 4, 1999).

10.3 Amended Employment Agreement of Frances Blanco (Incorporated by reference to Exhibit 3.3 of Quarterly Report on Form 10QSB filed on May 4, 1999).

10.4 Lease (Incorporated by reference to Exhibit 10.8 of Annual Report on Form 10KSB filed on September 28, 1999).

16 Letter on change in certifying accountant (Incorporated by reference to Exhibit 16 of Annual Report on Form 10KSB filed on September 28, 1999).

21          Subsidiaries of the Registrant (Incorporated by reference to
            Exhibit 21 of Annual Report on Form 10KSB filed on September 28,
            1999).
23.1**      Consent of Wiss & Company LLP
23.2**      Consent of Law Offices of Dan Brecher (filed as Exhibit 5
            herein)

 .
_____
**  Filed herewith.

Item 28.  Undertakings.

      (A)   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B)   The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allendale, State of New Jersey, on November 4, 1999.

                                     CADAPULT GRAPHIC SYSTEMS, INC.

                                     By:  /s/ Michael W. Levin
                                          -------------------------------------
                                          Michael W. Levin
                                          Chief Executive Officer and President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURES                 TITLE                               DATE
----------                 -----                               ----

/s/ Michael W. Levin       Chairman of the Board, President    November 4, 1999
----------------------     and Chief Executive Officer
Michael W. Levin


/s/ Frances Blanco         Vice President, Secretary,          November 4, 1999
----------------------     Treasurer and Director
Frances Blanco


/s/ Paul C. Baker          Director                            November 4, 1999
----------------------
Paul C. Baker


/s/ Edwin Ruzinsky         Director                            November 4, 1999
----------------------
Edwin Ruzinsky
